Exhibit 3.2

Final Version

VIRTUSA CORPORATION

CERTIFICATE OF THE POWERS, DESIGNATIONS, PREFERENCES AND RIGHTS

OF THE

3.875% SERIES A-1 CONVERTIBLE

PREFERRED STOCK

($0.01 PAR VALUE)

($1,000 LIQUIDATION PREFERENCE PER SHARE)

PURSUANT TO SECTION 151(g) OF THE GENERAL CORPORATION LAW

OF THE STATE OF DELAWARE

THE UNDERSIGNED, being the Chief Financial Officer of Virtusa Corporation, a Delaware corporation (the “Company”), in accordance with the provisions of Section 103 of the Delaware General Corporation Law (the “DGCL”), does hereby certify to the Secretary of State of the State of Delaware (the “Secretary”) that, in accordance with the provisions of Section 151(g) of the DGCL, the Company’s Seventh Amended and Restated Certificate of Incorporation (the “Certificate”), and the Amended and Restated Bylaws of the Company (the “Bylaws”), the Board of Directors of the Company (the “Board of Directors”), duly adopted on or as of April 30, 2017, the following resolutions, which resolutions remain in full force and effect as of the date hereof:

RESOLVED, that pursuant to the provisions of the Certificate (which authorizes 5,000,000 shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”)), and the authority vested in the Board of Directors, a series of Preferred Stock be, and it hereby is, created, and that the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof are as set forth in the Certificate and this Certificate of Designations, as it may be amended from time to time as follows:

SECTION 1. Designation and Number. A series of Preferred Stock, designated the “3.875% Series A-1 Convertible Preferred Stock” (the “Series A-1 Preferred Stock”), is hereby established out of the authorized and unissued shares of Preferred Stock of the Company. The number of shares of Series A-1 Preferred Stock initially shall be 38,000.

SECTION 2. Rank. The Series A-1 Preferred Stock will rank, with respect to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Company: (i) senior to all classes or series of the Common Stock, and to any other class or series of capital stock of the Company now or hereafter authorized, issued or outstanding expressly designated as ranking junior to the Series A-1 Preferred Stock as to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Company; (ii) on a parity with the 3.875% Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”) and any other class or series of capital stock of the Company now or hereafter authorized, issued or outstanding expressly designated as ranking on a parity with the Series A-1 Preferred Stock, as to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Company; and (iii) junior to any other class or series of capital stock of the Company now or hereafter authorized, issued or outstanding expressly designated as ranking senior to the Series A-1 Preferred Stock as to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Company. The term “capital stock” does not include convertible or exchangeable debt securities, which, prior to conversion or exchange, will rank senior in right of payment to the Series A-1 Preferred Stock. The Series A-1 Preferred Stock will rank junior in right of payment to the Company’s other existing and future debt obligations.

SECTION 3. Dividends.

(a) The Company shall declare and pay, unless prohibited by Section 170 of the DGCL, cumulative dividends at the rate of 3.875% per annum (the “Dividend Rate”) of the $1,000 liquidation preference per share of the Series A-1 Preferred Stock (equivalent to the fixed annual amount of $38.75 per share of the Series A-1 Preferred Stock). Such dividends on the Series A-1 Preferred Stock shall accumulate and be cumulative from and including the date of original issuance thereof and shall be payable quarterly in arrears on each Dividend Payment Date, commencing

August 1, 2017, payable in cash, by delivery of shares of Common Stock or through any combination of cash and shares of Common Stock, as determined by the Company in its sole discretion (subject to the limitations described herein and in the Investment Agreement); provided, however, that if any Dividend Payment Date is not a Business Day, then the dividend which would otherwise have been payable on such Dividend Payment Date may be paid on the next succeeding Business Day, in each case with the same force and effect as if paid on such Dividend Payment Date, and no interest or additional dividends or other sums shall accrue or accumulate on the amount so payable from such Dividend Payment Date to such next succeeding Business Day. The amount of any dividend payable on the Series A-1 Preferred Stock for any partial Dividend Period shall be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months and, for partial months, on the basis of the number of days actually elapsed in a 30-day month. Dividends will be payable to holders of record as they appear in the stockholder records of the Company at the close of business on the applicable Dividend Record Date.

(b) Notwithstanding anything contained herein to the contrary, dividends on the Series A-1 Preferred Stock shall accumulate whether or not the payment of such dividends is prohibited by Section 170 of the DGCL.

(c) Except as provided in Section 3(d) below and except for Permitted Distributions (other than Permitted Distributions described in clause (v) and clause (vii) of the definition thereof), the Company shall not (unless full cumulative dividends on the Series A-1 Preferred Stock for all past Dividend Periods shall have been or contemporaneously are declared and paid in full or declared and a sum sufficient for the payment thereof in full in cash is set aside for such payment): (i) (A) declare and pay or declare and set aside for payment of dividends, or (B) declare and make any distribution of cash or other property, directly or indirectly, in each case, on or with respect to any shares of the Common Stock or shares of any other class or series of the capital stock of the Company ranking, as to dividends and/or upon liquidation, dissolution or winding up of the Company, on a parity with or junior to the Series A-1 Preferred Stock (other than the Series A Preferred Stock), for any period; or (ii) redeem, purchase or otherwise acquire for any consideration, or make any other distribution of cash or other property, directly or indirectly, on or with respect to, or pay or make available any monies for a sinking fund for the redemption of, any shares of the Common Stock or shares of any other class or series of the capital stock of the Company ranking, as to dividends and/or upon liquidation, dissolution or winding up of the Company, on a parity with or junior to the Series A-1 Preferred Stock (other than the Series A Preferred Stock).

(d) When dividends are not paid in full and a sum sufficient for such full payment thereof is not set aside for such payment upon the Series A-1 Preferred Stock and the shares of any other class or series of capital stock of the Company ranking, as to dividends, on a parity with the Series A-1 Preferred Stock, all dividends declared upon the Series A-1 Preferred Stock and each such other class or series of capital stock of the Company ranking, as to dividends, on a parity with the Series A-1 Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Series A-1 Preferred Stock and such other class or series of capital stock of the Company shall in all cases bear to each other the same ratio that accumulated dividends per share on the Series A-1 Preferred Stock and such other class or series of capital stock of the Company (which shall not include any accumulation in respect of unpaid dividends on such other class or series of capital stock of the Company for prior dividend periods if such other class or series of capital stock of the Company does not have a cumulative dividend) bear to each other.  No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A-1 Preferred Stock which may be in arrears.

(e) Holders of shares of Series A-1 Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or shares of capital stock, in excess of full cumulative dividends on the Series A-1 Preferred Stock as provided herein. Any dividend payment made on the Series A-1 Preferred Stock shall first be credited against the earliest accumulated but unpaid dividends due with respect to such shares which remain payable. Accumulated but unpaid dividends on the Series A-1 Preferred Stock will accumulate as of the Dividend Payment Date on which they first become payable.

(f)            Method of Payment of Dividends.

(i) Subject to the restrictions set forth herein, the Company shall pay any dividend on the Series A-1 Preferred Stock for a current Dividend Period or any prior Dividend Period, determined in its sole discretion: (i) in cash; (ii) by delivery of shares of Common Stock; or (iii) by payment and delivery, as the case may be, of any combination of cash and shares of Common Stock.  All cash payments to which a Holder is entitled in connection with a dividend declared on the Series A-1 Preferred Stock will be rounded to the nearest cent.  The Company shall not be permitted to declare or pay any dividend on the Series A-1 Preferred Stock in shares of Common Stock, in whole or in part, (x) prior to August 1, 2018, (y) if adequate current public information with respect to the Company is not, as of the relevant Dividend Payment Date, available or deemed available in accordance with subsection (c) of Rule 144 under the Securities Act or (z) if the aggregate number of shares of Common Stock paid as a dividend on any Dividend Payment Date would exceed the number of shares of Common Stock that could be sold as of such Dividend Payment Date pursuant to Rule 144(e) under the Securities Act.  In addition, the Company shall not be permitted to declare or pay any dividend on the Series A-1 Preferred Stock in shares of Common Stock, in whole or in part, unless full cumulative dividends on the Series A-1 Preferred Stock for all past Dividend Periods shall have been or contemporaneously are declared and paid in full in cash or declared and a sum sufficient for the payment thereof in full in cash is set aside for such payment.

(ii)  If the Company elects to satisfy a dividend payment, or any portion thereof, in shares of Common Stock, such shares shall be valued for such purpose, in the case of any dividend payment, or portion thereof, at 95 % of the Market Value determined for the period ending immediately prior to, but excluding, the Dividend Payment Date for such dividend.

(iii) The Company shall make each dividend payment on the Series A-1 Preferred Stock in cash, except to the extent the Company validly elects to make all or any portion of such payment, and is permitted to elect and make such payment pursuant to the terms hereof and the terms of the Investment Agreement, in shares of Common Stock.  For the avoidance of doubt, if the Company is not permitted to pay any dividend on the Series A-1 Preferred Stock in shares of Common Stock, in whole or part, pursuant to the terms hereof and the terms of the Investment Agreement, the Company shall pay such dividend (or portion thereof) in cash, unless prohibited by Section 170 of the DGCL. The Company shall give the Holders notice of any such election and the portion of such payment that will be made in cash and the portion that will be made in Common Stock no later than four scheduled Trading Days prior to the Dividend Payment Date for such dividend.

(iv) Notwithstanding the foregoing or anything to the contrary herein, the Company shall not be permitted to pay any dividend (or portion thereof) on the Series A-1 Preferred Stock in shares of Common Stock if the aggregate number of shares of Common Stock to be delivered in respect of such dividend, combined with the aggregate number of shares of Common Stock previously delivered in respect of dividends on the Series A Preferred Stock and the Series A-1 Preferred Stock, would exceed 1,693,309 shares of Common Stock, as adjusted at the same time and in the same manner as the Conversion Rate may be adjusted pursuant to Section 6(f)(i) through (v).

(v) No fractional shares of Common Stock shall be delivered by the Company to Holders of shares of Series A-1 Preferred Stock in payment or partial payment of a dividend. Instead, the number of shares of Common Stock delivered to the Holders in respect of dividends shall be rounded up to the nearest whole share.

(vi) The Person in whose name the shares of Common Stock shall be delivered in respect of any dividend payable on the Series A-1 Preferred Stock shall be treated as a stockholder of record in respect of such shares of Common Stock as of the open of business on the relevant Dividend Payment Date.

(vii) The Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock in respect of any dividends, unless the tax is due because the Holder requests that such shares of Common Stock be issued in a name other than the Holder’s name, in which case the Holder shall pay that tax.

SECTION 4. Liquidation Preference.

(a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, before any distribution or payment shall be made to holders of shares of Common Stock or any other class or series of capital stock of the Company ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, junior to the Series A-1 Preferred Stock, the Holders of shares of Series A-1 Preferred Stock shall be entitled to be paid out of the assets of the Company legally available for distribution to its stockholders, after payment of or provision for the debts and other liabilities of the Company, a liquidation preference of $1,000 per share of Series A-1 Preferred Stock, plus an amount equal to any accumulated and unpaid dividends (whether or not authorized or declared) to, but excluding, the date of payment. If, upon such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Company are insufficient to pay the full amount of the liquidating distributions on all outstanding shares of Series A-1 Preferred Stock and the corresponding amounts payable on all shares of each other class or series of capital stock of the Company ranking, as to the distribution of the Company’s assets upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, on a parity with the Series A-1 Preferred Stock in the distribution of assets, then the holders of shares of Series A-1 Preferred Stock and each such other class or series of shares of capital stock of the Company ranking, as to the distribution of the Company’s assets upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, on a parity with the Series A-1 Preferred Stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

(b) Written notice of any such voluntary or involuntary liquidation, dissolution or winding up of the Company, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given to Holders not fewer than 20 nor more than 40 Business Days prior to the payment date stated therein, at the respective addresses of such holders as the same shall appear on the stock transfer records of the Company. After payment of the full amount of the liquidating distributions to which they are entitled, the Holders of Series A-1 Preferred Stock will have no right or claim to any of the remaining assets of the Company. Notwithstanding anything to the contrary, and for the avoidance of doubt, no Fundamental Change, Reorganization Event, consolidation or merger of the Company with or into any other Person, or voluntary sale, lease, transfer or conveyance of all or substantially all of the property or business of the Company, shall be deemed to constitute a liquidation, dissolution or winding up of the Company.

(c) In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, repurchase or other acquisition of shares of capital stock of the Company or otherwise, is permitted under the DGCL, amounts that would be needed, if the Company were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of Holders of shares of Series A Preferred Stock and the Series A-1 Preferred Stock shall not be added to the Company’s total liabilities.

SECTION 5. Voting Rights; Conversion into Series A Preferred Stock.

(a) The Holders of the Series A-1 Preferred Stock shall have no voting rights except as otherwise required by Delaware law and as provided in Section 5(b) below.  At such time as any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 applicable to the acquisition of shares of Preferred Stock expires or is terminated (such expiration or termination being referred to as “HSR Clearance”) then all shares of the Series A-1 Preferred Stock then issued and outstanding shall immediately and automatically convert on a one for one basis to shares of Series A Preferred Stock (the “HSR Conversion”) in accordance with the procedures identified in this Section 5(a).

(i) As promptly as practicable, and in no event later than the third business day after the effective date of the HSR Conversion, in the case of shares of Series A-1 Preferred Stock held in certificated form, the Company will deliver or cause to be delivered in respect of each share of Series A-1 Preferred Stock being converted, certificates representing one (1) validly issued, fully paid and nonassessable share (as equitably adjusted for any stock split, reverse stock split, combination, recapitalization or similar event with respect to the Series A Preferred Stock or Series A-1 Preferred Stock, as applicable) of Series A Preferred Stock, if then certificated. In the case of shares of Series A-1 Preferred Stock held in Global Share form, upon conversion of an interest in a Global Share pursuant to the HSR Conversion, the Company shall cause, as promptly as practicable, and in no event later than the third business day after the effective date of the HSR Conversion, the Conversion Agent to make a notation on such Global Share as to the reduction in the number of shares of Series A-1 Preferred Stock represented thereby and shall cause to be delivered to the relevant Holder, in respect of each share of Series A-1 Preferred Stock being converted, one (1) validly issued, fully paid and nonassessable share (as equitably adjusted for any stock split, reverse stock split, combination, recapitalization or similar event with respect to the Series A Preferred Stock or Series A-1 Preferred Stock, as applicable) of Series A Preferred Stock.  Such shares of Series A Preferred Stock shall be issued and delivered to the Holder in book-entry format through the Depositary. This conversion will be deemed to have been made on the effective date of the HSR Conversion so that the rights of the Holder of shares of the Series A-1 Preferred Stock as to the shares being converted will cease except for the right to receive the shares of Series A Preferred Stock deliverable upon conversion, and, if applicable, the person entitled to receive shares of Series A

Preferred Stock will be treated for all purposes as having become the record holder of those shares of Series A Preferred Stock as of the Conversion Date.

(ii) A Holder of shares of Series A-1 Preferred Stock is not entitled to any rights of a holder of Series A Preferred Stock until the occurrence of the HSR Conversion.

(iii) The Person in whose name the shares of Series A Preferred Stock shall be delivered upon the HSR Conversion pursuant to this Section 5(a) shall be treated as a stockholder of record in respect of such shares of Series A Preferred Stock as of the close of business on the effective date of the HSR Conversion. Upon the HSR Conversion of the shares of Series A-1 Preferred Stock, the Holder shall no longer be a Holder of such shares of Series A-1 Preferred Stock.

(iv) All accumulated but unpaid dividends on such shares of Series A-1 Preferred Stock immediately prior to such HSR Conversion shall be converted into an equivalent amount of accumulated but unpaid dividends on shares of Series A Preferred Stock immediately following such HSR Conversion.  For the avoidance of doubt, any dividends accumulating on such shares of Series A Preferred Stock following such HSR Conversion shall accumulate pursuant to the terms and conditions set forth in the Certificate of The Powers, Designations, Preferences and Rights of the Company’s 3.875% Series A Convertible Preferred Stock commencing on the effective date of the HSR Conversion.

(b) So long as any shares of Series A-1 Preferred Stock remain outstanding, the affirmative vote or consent of the Holders of two-thirds of the shares of Series A-1 Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting will be required to amend, alter or repeal, whether by merger, consolidation, combination, reclassification or otherwise, any provisions of the Certificate (including the provisions of this Certificate of Designations), in a manner that would adversely affect the rights, preferences, privileges or powers of the Series A-1 Preferred Stock; provided, however, that, in the case of a merger, consolidation or combination, so long as the Series A-1 Preferred Stock remains outstanding with the terms thereof unchanged, or the Series A-1 Preferred Stock is converted into or exchanged for, preference securities of the surviving entity, or its ultimate parent, with such rights, preferences, privileges and powers, not less favorable to the holders of shares of Series A-1 Preferred Stock than the rights, preferences, privileges and powers of the Series A-1 Preferred Stock, the occurrence of such event, amendment, alteration or repeal shall not be deemed to adversely affect such rights, preferences, privileges or powers of Series A-1 Preferred Stock, and in such case such holders shall not have any voting rights with respect thereto. Holders of shares of Series A-1 Preferred Stock shall not be entitled to vote as a separate class with respect to: (A) any increase in the total number of authorized shares of Common Stock or Preferred Stock (other than Series A-1 Preferred Stock); (B) the creation or issuance of any other class or series of capital stock ranking junior to the Series A-1 Preferred Stock as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Company or (C) except to the extent such vote is expressly required under this Section 5(b), approve or consummate any Reorganization Event or Fundamental Change.

(c) The foregoing voting provisions of this Section 5 shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series A-1 Preferred Stock shall have been converted, repurchased or otherwise reacquired or surrendered for conversion, repurchase or reacquisition upon proper notice and sufficient funds, in cash and/or shares of Common Stock, as the case may be, shall have been deposited in trust to satisfy in full such conversion, repurchase or reacquisition.

(d) Without the consent of the Holders of shares of Series A-1 Preferred Stock, so long as such action does not adversely affect the rights, preferences, privileges and powers of the Series A-1 Preferred Stock, and to the extent permitted by law, the Company may amend, alter, supplement, or repeal any terms of the Certificate or this Certificate of Designations for the following purposes:

(i) to cure any ambiguity, or to cure, correct, or supplement any provision that may be ambiguous, defective, or inconsistent; or

(ii) to make any provision with respect to matters or questions relating to the Series A-1 Preferred Stock that is not inconsistent with the provisions of this Certificate of Designations.

(e) The rules and procedures for calling and conducting any meeting of the Holders of shares of Series A-1 Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other procedural aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of this Certificate of Designations, the Certificate, the Bylaws and applicable law.

SECTION 6. Conversion Rights.

(a) Conversion at Holder’s Option.

(i) Holders of shares of Series A-1 Preferred Stock, at their option, may, at any time and from time to time, convert some or all of their outstanding shares of Series A-1 Preferred Stock (but only in a whole number of shares)  into Common Stock at the then applicable Conversion Rate.

(ii) The Company shall not issue fractional shares of Common Stock upon the conversion of shares of Series A-1 Preferred Stock pursuant to this Section 6(a). Instead, the Company shall pay the cash value of such fractional shares based upon the Closing Sale Price (as defined below) per share of Common Stock on the Trading Day immediately prior to the Conversion Date (as defined below) or the Mandatory Conversion Date (as defined below) for the Company Conversion Option (as defined below), as applicable.

(iii) Holders’ Conversion Procedures.

(A) Holders of shares of Series A-1 Preferred Stock may convert some or all of their shares by:  in the case of (1) a Global Share, complying with the procedures of the Depositary in effect at that time, and (2) a Physical Share (a) completing, manually signing and delivering an irrevocable notice to the Conversion Agent as set forth in the Form of Notice of Conversion (or a facsimile thereof) (a “Notice of Conversion”) at the office of the Conversion Agent and stating in writing therein the number of shares of Series A-1 Preferred Stock to be converted and the name or names (with addresses) in which such Holder wishes the shares of Common Stock to be delivered upon conversion to be registered, (b) surrendering such shares of Series A-1 Preferred Stock, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent, and (c) if required, furnishing appropriate endorsements and transfer documents.  A share of Series A-1 Preferred Stock shall be deemed to have been converted pursuant to this Section 6(a) immediately prior to the close of business on the date (the “Conversion Date”) that the Holder has complied with the requirements set forth in the immediately preceding sentence.  The Conversion Agent shall notify the Company of any conversion pursuant to this Section 6(a) on the Conversion Date for such conversion.  No Notice of Conversion with respect to any shares of Series A-1 Preferred Stock may be surrendered by a Holder thereof pursuant to this Section 6(a) if such Holder has also delivered a Fundamental Change Repurchase Notice to the Company in respect of such shares and such Holder has not validly withdrawn such Fundamental Change Repurchase Notice in accordance with Section 6(j)(iv).

(B) If a Holder submits shares of Series A-1 Preferred Stock for conversion, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon conversion thereof, unless the tax is due because the Holder requests that such shares of Common Stock be issued in a name other than the Holder’s name, in which case the Holder shall pay that tax.  The Conversion Agent may refuse to deliver any shares of Common Stock being delivered upon conversion to a Person other than the Holder of the relevant Series A-1 Preferred Stock until the Conversion Agent or the Company receives a sum sufficient to pay any tax that is payable by such Holder in accordance with the immediately preceding sentence.

(C) As promptly as practicable, and in no event later than the third Business Day after the Conversion Date with respect to any shares of Series A-1 Preferred Stock, in the case of shares of Series A-1 Preferred Stock held in certificated form, the Company will deliver or cause to be delivered (1) in respect of each share of Series A-1 Preferred Stock being converted, certificates representing the number of validly issued, fully paid and nonassessable shares of Common Stock, if then certificated, equal to the Conversion Rate, together with a cash payment, if applicable, in lieu of delivering any fractional share of Common Stock in accordance with Section 6(a)(ii), to which the Holders of such shares of Series A-1 Preferred Stock, or the transferee of the Holder of such shares of Series A-1 Preferred Stock, will be entitled and (2) if less than the full number of shares of Series A-1 Preferred Stock represented by the surrendered certificate or certificates, if any, or specified in the notice, is being converted, a new certificate or certificates, of like tenor, for the number of shares represented by the surrendered certificate or certificates, less the number of shares being converted, if the Series A-1 Preferred Stock is then certificated. In the case of shares of Series A-1 Preferred Stock held in Global Share form, upon conversion of an interest in a Global Share pursuant to this Section 6(a), the Company shall cause, as promptly as practicable, and in no event later than the third Business Day after the Conversion Date, the Conversion Agent to make a notation on such Global Share as to the reduction in the number of shares of Series A-1 Preferred Stock represented thereby and shall cause to be delivered to the relevant Holder, in respect of each share of Series A-1 Preferred Stock being converted, a number of shares of Common Stock equal to the Conversion Rate, together with a cash payment, if applicable, in lieu of delivering any fractional share of Common Stock in accordance with Section 6(a)(ii), as promptly as practicable and in no event later than the third Business Day immediately following the relevant Conversion Date.  Such shares of Common Stock shall be issued and delivered to the converting Holder in book-entry format through the Depositary. This conversion will be deemed to have been made on the Conversion Date so that the rights of the Holder of shares of the Series A-1 Preferred Stock as to the shares being converted will cease except for the right to receive the shares of Common Stock deliverable upon conversion, and, if applicable, the person entitled to receive shares of Common Stock will be treated for all purposes as having become the record holder of those shares of Common Stock as of the Conversion Date.  Upon a conversion of any shares of Series A-1 Preferred Stock, the converting Holder shall no longer be a Holder of such shares of Series A-1 Preferred Stock.

(D) A Holder of shares of Series A-1 Preferred Stock is not entitled to any rights of a holder of Common Stock until such Holder of shares of Series A-1 Preferred Stock has converted its shares of Series A-1 Preferred Stock, and only to the extent the shares of Series A-1 Preferred Stock are deemed to have been converted into shares of Common Stock under this Certificate of Designations.

(F) If more than one share of Series A-1 Preferred Stock is surrendered for conversion by the same Holder at the same time, the number of whole shares of Common Stock issuable upon conversion of those shares of Series A-1 Preferred Stock shall be computed on the basis of the total number of shares of Series A-1 Preferred Stock so surrendered.

(G) The Person in whose name the shares of Common Stock shall be delivered upon conversion pursuant to this Section 6(a) shall be treated as a stockholder of record in respect of such shares of Common Stock as of the close of business on the relevant Conversion Date. Upon a conversion of any shares of Series A-1 Preferred Stock pursuant to this Section 6(a), such Person shall no longer be a Holder of such shares of Series A-1 Preferred Stock.

(b) Company Conversion Option

(i) On or after May 3, 2020, the Company may, at its option, at any time or from time to time, cause some or all of the shares of Series A-1 Preferred Stock to be converted into shares of Common Stock at the then applicable Conversion Rate, if (and only if) the Closing Sale Price of the Common Stock on NASDAQ equals or exceeds 150% of the then-applicable Conversion Price of the Series A-1 Preferred Stock for at least 20 Trading Days during any 30 consecutive Trading Day period (including the last Trading Day of such period) ending on, and including, the Trading Day immediately preceding the Company’s issuance of notice of the exercise of the Company Conversion Option pursuant to this Section 6(b).  The Company shall not issue fractional shares of Common Stock upon the conversion of shares of Series A-1 Preferred Stock pursuant to this Section 6(b). Instead, the Company shall pay the cash value of such fractional shares based upon the Closing Sale Price per share of Common Stock on the Trading Day immediately prior to the relevant Mandatory Conversion Date.

(ii) If the Company converts less than all of the outstanding shares of the Series A-1 Preferred Stock pursuant to this Section 6(b), the Conversion Agent shall select the shares of Series A-1 Preferred Stock that are subject to the Company Conversion Option by lot, on a pro rata basis or in accordance with any other method the Conversion Agent considers fair and appropriate.  The Company may convert the Series A-1 Preferred Stock pursuant to this Section 6(b) only in a whole number of shares. If a portion of a Holder’s shares of Series A-1 Preferred Stock is selected for partial conversion pursuant to this Section 6(b), and the Holder converts some or all of such shares of Series A-1 Preferred Stock pursuant to Section 6(a) prior to the relevant Mandatory Conversion Date, the number of shares of the Series A-1 Preferred Stock subject to conversion pursuant to this Section 6(b) shall be reduced by the number of shares of the Series A-1 Preferred Stock that such Holder so converted pursuant to Section 6(a).

(iii) Company Conversion Procedures

(A) To exercise the Company Conversion Option, the Company must provide written notice to the Conversion Agent and each Holder of the Series A-1 Preferred Stock. The Company shall also publish such notice on its website or through such other public medium as it may use at that time. The “Mandatory Conversion Date” will be a date selected by the Company and will be no more than twenty (20) and not less than five (5) Trading Days after the date on which the Company provides such notice of conversion pursuant to this Section 6(b)(iii).

(B) In addition to any information required by applicable law or regulation, the notice of the exercise of the Company Conversion Option will state, as appropriate:

(1) the Mandatory Conversion Date for the Company Conversion Option;

(2) the number of shares of Common Stock to be issued upon conversion of each share of Series A-1 Preferred Stock;

(3) the number of shares of Series A-1 Preferred Stock to be converted; and

(4) that dividends on the shares of Series A-1 Preferred Stock to be converted will cease to accumulate on the Mandatory Conversion Date.

(C) The Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon conversion pursuant to this Section 6(b).

(D) Upon conversion of any shares of Series A-1 Preferred Stock pursuant to this Section 6(b), the Company shall cause to be delivered to the relevant Holder, in respect of each share of Series A-1 Preferred Stock being converted, a number of shares of Common Stock equal to the Conversion Rate, together with a cash payment, if applicable, in lieu of delivering any fractional share of Common Stock in accordance with Section 6(b)(i), on the relevant Mandatory Conversion Date.  Such shares of Common Stock shall be issued and delivered to the converting Holder in book-entry format through the Depositary.  A converting Holder shall not be entitled to any rights of a holder of Common Stock until the relevant Mandatory Conversion Date.

(E) In the event that any Physical Share is subject to partial conversion pursuant to this Section 6(b), the Company shall execute and the Conversion Agent shall countersign and deliver to or upon the written order of the Holder of the Physical Share so subject to the Company Conversion Option a new Physical Share or Physical Shares in authorized number equal to the unconverted number of shares of Series A-1 Preferred Stock, without payment of any service charge by the relevant Holder.  Upon conversion of an interest in a Global Share pursuant to this Section 6(b), the Conversion Agent shall make a notation on such Global Share as to the reduction in the number of shares of Series A-1 Preferred Stock represented thereby.

(F) The Person in whose name the shares of Common Stock shall be delivered upon conversion pursuant to this Section 6(b) shall be treated as a stockholder of record in respect of such shares of Common Stock as of the close of business on the relevant Mandatory Conversion Date.  Upon a conversion of any shares of Series A-1 Preferred Stock, such Person shall no longer be a Holder of such shares of Series A-1 Preferred Stock.

(c) Validity, Registration, Listing, etc., of Common Stock. All shares of Common Stock delivered upon conversion of, or as a dividend on, shares of Series A-1 Preferred Stock shall, upon delivery, be duly and validly issued, fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights. The Company covenants that if any shares of Common Stock to be delivered upon conversion of, or as a dividend on, the Series A-1 Preferred Stock hereunder require registration with or approval of any governmental authority under any federal or state law before such shares of Common Stock may be delivered upon conversion or in payment of such dividend, the Company shall secure such registration or approval, as the case may be, prior to delivery upon conversion or payment of such dividend.  The Company further covenants that if, at any time, the Common Stock shall be listed on any national securities exchange or automated quotation system, the Company shall list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, any Common Stock deliverable upon conversion of, or as a dividend on, the Series A-1 Preferred Stock.  Before the delivery of any securities upon conversion by the Company of, or as a dividend on, shares of Series A-1 Preferred

Stock, the Company shall comply with all applicable federal and state laws and regulations applicable to such delivery.

(d) Reservation of Shares. The Company shall at all times reserve and keep available, free from preemptive rights out of the Company’s authorized but unissued shares of capital stock, for issuance and delivery upon the conversion of, or as a dividend on, shares of Series A-1 Preferred Stock and Series A Preferred Stock, 5,993,167 shares of Common Stock.

(e) Payment of Dividends Upon Conversion.

(i) Optional Conversion

(A) If a Holder of shares of Series A-1 Preferred Stock exercises its conversion right pursuant to Section 6(a), upon conversion of the shares of Series A-1 Preferred Stock, the converted shares of Series A-1 Preferred Stock shall cease to accumulate dividends as of the relevant Conversion Date, and the Holder of the converted shares of Series A-1 Preferred Stock shall not receive any payment in respect of accumulated but unpaid dividends on the converted shares of Series A-1 Preferred Stock, except in those limited circumstances discussed in this Section 6(e)(i). Except as provided below in this Section 6(e)(i), the Company shall make no payment for accumulated but unpaid dividends on shares of Series A-1 Preferred Stock converted at the election of Holders of such shares pursuant to Section 6(a).

(B) If a Holder of shares of Series A-1 Preferred Stock exercises its conversion right pursuant to Section 6(a) and the related Conversion Date occurs before the close of business on a Dividend Record Date, the Holder will not be entitled to receive any portion of the dividend payable, in respect of the Dividend Period in which such Dividend Record Date falls, on such converted shares of Series A-1 Preferred Stock on the corresponding Dividend Payment Date.

(C) If a Holder of shares of Series A-1 Preferred Stock exercises its conversion right pursuant to Section 6(a) and the related Conversion Date occurs after the close of business on a Dividend Record Date but prior to the open of business on the corresponding Dividend Payment Date, the Holder of shares of Series A-1 Preferred Stock at the close of business on the Dividend Record Date will receive on the corresponding Dividend Payment Date, in respect of the Dividend Period in which such Dividend Record Date falls, the amount of accumulated dividends payable (if any) on those shares of Series A-1 Preferred Stock on such Dividend Payment Date, notwithstanding the conversion of those shares of Series A-1 Preferred Stock prior to that Dividend Payment Date, reduced on a prorated basis by the number of days from, and including, such Conversion Date to, but excluding, the relevant Dividend Payment Date.

(D) If the Holder of shares of Series A-1 Preferred Stock is a Holder of shares of Series A-1 Preferred Stock on a Dividend Record Date and converts such shares of Series A-1 Preferred Stock into shares of Common Stock pursuant to Section 6(a), and the related Conversion Date occurs on or after the corresponding Dividend Payment Date, such Holder of shares of Series A-1 Preferred Stock shall be entitled to receive the dividend payable on such shares of Series A-1 Preferred Stock for the relevant Dividend Period on such corresponding Dividend Payment Date.

(E) If a Holder of shares of Series A-1 Preferred Stock exercises its conversion right pursuant to Section 6(a), and all accumulated dividends in respect of all prior Dividend Periods through, and including, the Dividend Period ending on the Dividend Payment Date occurring immediately prior to the relevant Conversion Date have not been paid in full, then, for purposes of such conversion, the Conversion Rate for each such share of Series A-1 Preferred Stock shall be subject to increase by a number of shares of Common Stock equal to the amount, per share of Series A-1 Preferred Stock, of such accumulated but unpaid dividends, divided by the then applicable Conversion Price as of the Conversion Date.

(ii) Company Conversion Option

(A) If the Company exercises the Company Conversion Option pursuant to Section 6(b), upon conversion of the relevant shares of Series A-1 Preferred Stock, the converted shares of Series A-1 Preferred Stock shall cease to accumulate dividends as of the relevant Mandatory Conversion Date, and the Holder of the converted shares of Series A-1 Preferred Stock shall not receive any payment in respect of accumulated but unpaid dividends on the converted shares of Series A-1 Preferred Stock, except in the limited circumstances discussed in this Section 6(e)(ii). Except as provided below in this Section 6(e)(ii), the Company shall make no payment for accumulated but unpaid dividends on shares of Series A-1 Preferred Stock subject to the Company Conversion Option pursuant to Section 6(b).

(B) If the Company exercises the Company Conversion Option pursuant to Section 6(b) in respect of any shares of Series A-1 Preferred Stock, and the related Mandatory Conversion Date occurs before the close of business on a Dividend Record Date, the Holder will not be entitled to receive any portion of the dividend payable, in respect of the Dividend Period in which such Dividend Record Date falls, on such shares of Series A-1 Preferred Stock on the corresponding Dividend Payment Date.

(C) If the Company exercises the Company Conversion Option and the applicable Mandatory Conversion Date is on or after the close of business on any Dividend Record Date and prior to the close of business on the corresponding Dividend Payment Date, the full amount of dividends payable on such Dividend Payment Date with respect to the shares of Series A-1 Preferred Stock subject to the Company Conversion Option will be payable on such Dividend Payment Date, in respect of the Dividend Period in which such Dividend Record Date falls, to the Holder of such shares of Series A-1 Preferred Stock on such Dividend Record Date, reduced on a prorated basis by the number of days from, and including, such Mandatory Conversion Date to, but excluding, the relevant Dividend Payment Date.

(D) If the Company exercises the Company Conversion Option and the applicable Mandatory Conversion Date occurs on or after the corresponding Dividend Payment Date, the Holder of the relevant shares of Series A-1 Preferred Stock shall be entitled to receive the dividend payable on such shares of Series A-1 Preferred Stock for the relevant Dividend Period on such corresponding Dividend Payment Date.

(E) If the Company exercises the Company Conversion Option, and all accumulated dividends in respect of all prior Dividend Periods through, and including, the Dividend Period ending on the Dividend Payment Date occurring immediately prior to the relevant Mandatory Conversion Date have not been paid in full, then, for purposes of such conversion, the Conversion Rate for each such share of Series A-1 Preferred Stock shall be subject to increase by a number of shares of Common Stock equal to the amount, per share of Series A-1 Preferred Stock, of such accumulated but unpaid dividends, divided by the then applicable Conversion Price as of the Mandatory Conversion Date.

(f) Conversion Rate Adjustments. The Company shall adjust the Conversion Rate from time to time as follows:

(i) If the Company issues shares of Common Stock as a dividend or distribution on shares of Common Stock to all holders of Common Stock, or if the Company effects a share split or share combination in respect of the Common Stock, the Conversion Rate shall be adjusted pursuant to the following formula:

CR1 = CR0 × OS1/OS0

where

CR0 = the Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution, or the open of business on the effective date of such share split or share combination, as the case may be;

CR1 = the Conversion Rate in effect immediately after the close of business on the Record Date for such dividend or distribution, or the open of business on the effective date of such share split or share combination, as the case may be;

OS1 = the number of shares of Common Stock outstanding immediately after giving effect to such dividend or distribution, or such share split or share combination, as the case may be; and

OS0 = the number of shares of Common Stock outstanding immediately prior to the close of business on the Record Date for such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as the case may be.

Any adjustment made pursuant to this paragraph (i) shall become effective immediately after (x) the close of business on the Record Date for such dividend or other distribution or (y) the open of business on the effective date of such split or combination, as applicable. If any dividend or distribution described in this paragraph (i) is declared but not so paid or made, the Conversion Rate shall be re-adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(ii) If the Company distributes to all holders of Common Stock any rights, warrants or options entitling them, for a period expiring not more than 60 days after the announcement date of such distribution, to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Closing Sale Price per share of Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the announcement date for such distribution, then the Company shall adjust the Conversion Rate pursuant to the following formula:

CR1 = CR0 × (OS0+X)/(OS0+Y)

where

CR0 = the Conversion Rate in effect immediately prior to the close of business on the Record Date for such distribution;

CR1 = the Conversion Rate in effect at and after the close of business on the Record Date for such distribution;

OS0 = the number of shares of Common Stock outstanding immediately prior to the close of business on the Record Date for such distribution;

X = the aggregate number of shares of Common Stock issuable pursuant to such rights, warrants or options; and

Y = the number of shares of Common Stock equal to the quotient of (A) the aggregate price payable to exercise such rights, warrants or options divided by (B) the average of the Closing Sale Price per share of Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the announcement date for the distribution of such rights, warrants or options.

Any increase to the Conversion Rate made pursuant to this paragraph (ii) shall become effective as of the close of business on the Record Date for such distribution. For purposes of this paragraph (ii), in determining whether any rights, warrants or options entitle the holders of shares of Common Stock to subscribe for or purchase shares of Common Stock at less than the average of the Closing Sale Price per share of Common Stock for the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the announcement date for the relevant distribution, and in determining the aggregate price payable to exercise such rights, warrants or options, there shall be taken into account any consideration the Company receives for such rights, warrants or options and any amount payable upon exercise thereof, with the value of such consideration, if other than cash, to be determined by the Board of Directors (or committee thereof). If any right, warrant or option described in this paragraph (ii) is not exercised prior to the expiration of the exercisability thereof, the Company shall re-adjust the Conversion Rate to the Conversion Rate that would then be in effect if such right, warrant or option had not been so distributed.

(iii) If the Company distributes shares of its capital stock, evidence of indebtedness or other securities, assets or property of the Company to all holders of Common Stock (excluding (A) dividends or distributions referred to in paragraph (i) or (ii) above; (B) dividends or distributions paid exclusively in cash; (C) Spin-Offs, as described below in this paragraph (iii); (D) except as described in Section 6(f)(vi) below, rights issued pursuant to any stockholder rights plan of the Company then in effect; and (E) any dividends and distributions of Reference Property in exchange for, or upon conversion of, the Common Stock upon the occurrence of a Reorganization Event), then the Company shall increase the Conversion Rate pursuant to the following formula:

CR1 = CR0 × SP0/(SP0 – FMV)

where

CR0 = the Conversion Rate in effect immediately prior to the close of business on the Record Date for such distribution;

CR1 = the Conversion Rate in effect at and after the close of business on the Record Date for such distribution;

SP0 = the average of the Closing Sale Price per share of Common Stock for the 10 consecutive Trading Days ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV = the fair market value (as determined by the Board of Directors or committee thereof) of the shares of capital stock, evidences of indebtedness, securities, assets or property distributed with respect to each outstanding share of Common Stock as of the Record Date for such distribution.

Any increase to the Conversion Rate made pursuant to the immediately preceding paragraph shall become effective at the close of business on the Record Date for such distribution. If such distribution is not so paid or made, the applicable Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such distribution had not been declared. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of shares of Series A-1 Preferred Stock shall receive, in respect of each share of Series A-1 Preferred Stock, at the same time and upon the same terms as holders of the Common Stock without having to convert its shares of Series A-1 Preferred Stock, the amount and kind of capital stock, evidences of indebtedness, other securities, assets or property of the Company that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Record Date for the distribution.

If the Company distributes to all or substantially all holders of Common Stock capital stock of any class or series, or similar equity interest, of or relating to one of the Company’s subsidiaries or other business units that is, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), then the Company shall increase the Conversion Rate pursuant to the following formula:

CR1 = CR0 × (FMV0+MP0 )/ MP0

where

CR0 = the Conversion Rate in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the effective date of the Spin-Off;

CR1 = the Conversion Rate in effect at and after the close of business on the 10th Trading Day immediately following, and including, the effective date of the Spin-Off;

FMV0 = the average of the Closing Sale Prices per share of the capital stock or similar equity interest distributed to all or substantially all holders of shares of Common Stock in respect of each share of Common Stock over the first 10 consecutive Trading Days immediately following, and including, the effective date of the Spin-Off; and

MP0 = the average of the Closing Sale Prices per share of Common Stock over the first 10 consecutive Trading Days immediately following, and including, the effective date of the Spin-Off.

Any increase to the Conversion Rate made pursuant to the immediately preceding paragraph shall occur at the close of business on the 10th Trading Day immediately following, and including, the effective date of the Spin-Off; provided that (A) in respect of any conversion within the 10 Trading Days immediately following, and including, the effective date of the Spin-Off, references within the preceding paragraph to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the effective date of such Spin-Off to, and including, the Conversion Date or Mandatory Conversion Date, as the case may be, in determining the applicable Conversion Rate, and (B) if the Conversion Date or Mandatory Conversion Date, as the case may be, for a conversion occurs after the Record Date for a Spin-Off, but on or prior to the first Trading Day immediately following, and including, the effective date of the Spin-Off, such Conversion Date or Mandatory Conversion Date will be postponed until the Business Day immediately following such Trading Day (and the definitions of “FMV0” and “MP0” (as defined above) will be modified pursuant to clause (A) above).

If any such distribution described in the preceding paragraph is declared but not paid or made, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such distribution had not been declared.

(iv) If the Company makes any cash dividend or distribution to all or substantially all holders of outstanding shares of Common Stock (excluding any dividend or distribution in connection with the Company’s liquidation, dissolution or winding up), then the Company shall increase the Conversion Rate pursuant to the following formula:

CR1 = CR0 × SP0/(SP0 – C)

where

CR0 = the Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution;

CR1 = the Conversion Rate in effect at and after the close of business on the Record Date for such dividend or distribution;

SP0 = the average of the Closing Sale Price per share of Common Stock for the 10 consecutive Trading Days ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C = the amount in cash per share that the Company distributes to holders of Common Stock.

Any increase to the Conversion Rate made pursuant to this paragraph (iv) shall become effective at the close of business on the Record Date for such dividend or distribution. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of shares of Series A-1 Preferred Stock shall receive, in respect of each share of Series A-1 Preferred Stock, at the same time and upon the same terms as holders of the Common Stock without having to convert its shares of Series A-1 Preferred Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Record Date for the relevant dividend or distribution. If any dividend or distribution described in this paragraph (iv) is declared but not so paid or made, the Conversion Rate shall be re-adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(v) If the Company or any of its subsidiaries makes a payment in respect of a tender offer or exchange offer for shares of Common Stock that is subject to the tender offer rules of the Exchange Act that are then applicable (other than an odd-lot tender offer), to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the average of the Closing Sale Prices per share of Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer, the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 × (AC + (SP1 × OS1))/(SP1 × OS0)

where

CR0 = the Conversion Rate in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

CR1 = the Conversion Rate in effect at and after the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC = the aggregate value of all cash and any other consideration (as determined by the Board of Directors or committee thereof) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0 = the number of shares of Common Stock outstanding immediately prior to the close of business on the date such tender or exchange offer expires (before giving effect to the purchase or exchange of Common Stock pursuant to such tender or exchange offer);

OS1 = the number of shares of Common Stock outstanding immediately after the close of business on the date such tender or exchange offer expires (after giving effect to the purchase or exchange of Common Stock pursuant to such tender or exchange offer); and

SP1 = the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.

Any increase to the Conversion Rate made pursuant to this paragraph (v) shall become effective at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender offer or exchange offer expires. If, however, the Conversion Date or Mandatory Conversion Date, as the case may be, for any shares of Series A-1 Preferred Stock occurs during the 10 Trading Days immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires, the reference in the above definition of “SP1” to “10” and the references in the above definitions of “CR0” and “CR1” to “10th” shall be deemed replaced with references to such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the expiration date to, and including, such Conversion Date or Mandatory Conversion Date, as the case may be.

If the Company or one of its subsidiaries is obligated to purchase shares of Common Stock pursuant to any such tender or exchange offer but is permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the Conversion Rate shall be re-adjusted to be the Conversion Rate that would be in effect if such tender or exchange offer had not been made.

(vi) If the Company has in effect a rights plan while any shares of Series A-1 Preferred Stock remain outstanding, Holders of shares of Series A-1 Preferred Stock shall receive, upon a conversion of such shares of, or in respect of a payment of dividend in shares of Common Stock on, Series A-1 Preferred Stock, in addition to the shares of Common Stock due upon conversion or in respect of such dividend, rights under the Company’s stockholder rights agreement, unless the rights have separated from Common Stock. If the rights provided for in any rights plan that the Board of Directors may adopt have separated from the Common Stock in accordance with the provisions of the applicable stockholder rights agreement, the Company shall adjust the Conversion Rate at the time of separation as if the Company had distributed, to all holders of the Common Stock, capital stock, evidences of indebtedness or other securities, assets or property of the Company pursuant to paragraph (iii) above, subject to re-adjustment upon the subsequent expiration, termination or redemption of the rights.

(vii) The Company shall not make any adjustment to the Conversion Rate if all Holders of shares of Series A-1 Preferred Stock are permitted to participate, on an as-converted basis, at the same time and upon the same terms as holders of the Common Stock without having to convert any shares of Series A-1 Preferred Stock, in the transactions described in paragraphs (i) through (vi) above.

(viii) The Conversion Rate shall not be adjusted except as specifically set forth in this Section 6. Without limiting the foregoing, the Conversion Rate shall not be adjusted for (A) the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities or those of the Company’s subsidiaries, and the investment of additional optional amounts in shares of Common Stock under any plan; (B) the issuance of any shares of Common Stock or options or rights to purchase such shares pursuant to any of the Company’s present or future employee, director, trustee or consultant benefit plan, employee agreement or arrangement or program or those of the Company’s subsidiaries; (C) the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the date shares of Series A-1 Preferred Stock were first issued; (D) a change in the par value of Common Stock; (E) accumulated and unpaid dividends or distributions on the Series A-1 Preferred Stock (subject to any arrearages for past Dividend Periods ending prior to such corresponding Dividend Payment Date being converted to Common Stock at the then applicable Conversion Price in connection with any conversion under this Section 6 in accordance with Section 6(e)(i)(E) or Section 6(e)(ii)(E), as applicable); or (F) any Permitted Distributions under clauses (iv) and (vii) of the definition thereof.

(ix) No adjustment in the Conversion Rate shall be required pursuant to this Section 6(f) unless the adjustment would require an increase or decrease of at least 1% of the Conversion Rate. If the adjustment is not made pursuant to this Section 6(f) because the adjustment does not change the Conversion Rate by at least 1%, then the adjustment that is not made shall be carried forward and taken into account in any future adjustment. All required calculations shall be made to the nearest cent or 1/10,000th of a share, as the case may be. Notwithstanding the foregoing, upon conversion of any shares of Series A-1 Preferred Stock by Holders thereof or pursuant to the Company Conversion Option, all adjustments not previously made pursuant to this Section 6(f) shall be made immediately prior to determining the relevant Conversion Rate in respect of the corresponding Conversion Date or Mandatory Conversion Date, as applicable.

(x) Whenever any provision of this Certificate of Designations requires the Company to calculate the Closing Sale Prices over a span of multiple days, the Board of Directors shall make appropriate adjustments to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Record Date,  Ex-Dividend Date, effective date or expiration date, as the case may be, of the event occurs at any time during the period when the Closing Sale Prices are to be calculated.

(xi) If and to the extent required by applicable law, the Company may withhold United States federal income tax in the case of a non-U.S. holder with respect to any deemed distribution from the Company, from cash payments of dividends, and any payments due upon repurchase or conversion of the shares of the Series A-1 Preferred Stock.

(g) Effect of Reorganization Events. In the case of the following events:

(i) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination);

(ii) a consolidation, merger or combination involving the Company;

(iii) a sale, conveyance, lease or other transfer to another Person of all or substantially all of the Company’s property and assets; or

(iv) a statutory share exchange,

in each case, as a result of which holders of Common Stock are entitled to receive stock, other securities, other property or assets (including cash or any combination thereof) with respect to or in exchange for the Common Stock (each a “Reorganization Event”), a Holder of shares of Series A-1 Preferred Stock shall be entitled thereafter to convert such shares of Series A-1 Preferred Stock into the kind and amount of stock, other securities or other property or assets (including cash or any combination thereof) that such Holder would have owned or been entitled to receive upon such Reorganization Event as if such Holder of shares of Series A-1 Preferred Stock held, in respect of each share of Series A-1 Preferred Stock, a number of shares of Common Stock equal to the Conversion Rate in effect on the effective date for such Reorganization Event (the “Reference Property”). However, at and after the effective time of the Reorganization Event, (x) any shares of Common Stock that the Company would have been required to deliver upon conversion of, or as a dividend on, shares of Series A-1 Preferred Stock will instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of Common Stock would have received in such Reorganization Event and (y) the Closing Sale Price will be calculated based on the value of a unit of Reference Property that a holder of one share of Common Stock would have received in such Reorganization Event. In the event that holders of Common Stock have the opportunity to elect the form of consideration to be received in such Reorganization Event, the Reference Property into which shares of Series A-1 Preferred Stock will be convertible, or in which the Company, subject to the terms hereof and of the Investment Agreement, may pay a dividend on the Series A-1 Preferred Stock, will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election (or, if no holders of Common Stock affirmatively make such an election, the weighted average of the types and amounts of consideration actually received by all holders of Common Stock). The Company shall notify Holders and the Conversion Agent in writing of the weighted average as soon as practicable after such determination is made.  Following any Reorganization Event, the anti-dilution and other adjustments in this Certificate of Designations shall apply as nearly as is possible to the Reference Property, and this Section 6(g) shall similarly apply to successive Reorganization Events.

(h) Intentionally Omitted.

(i) Conversion in Connection with a Make-Whole Fundamental Change.

(i) If the Effective Date of a Make-Whole Fundamental Change occurs prior to the Maturity Date (or later date on which all shares of Series A-1 Preferred Stock are repurchased pursuant to Section 13) and a Holder elects to convert its shares of Series A-1 Preferred Stock in connection with such Make-Whole Fundamental Change, the Company shall, under the circumstances described below, increase the Conversion Rate for the Series A-1 Preferred Stock so surrendered for conversion by a number of additional shares of Common Stock (the “Additional Shares”), as described below.  A conversion of Series A-1 Preferred Stock shall be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change if the relevant Notice of Conversion is received by the Conversion Agent from, and including, the Effective Date of the Make-Whole Fundamental Change up to, and including, the Business Day immediately prior to the related Fundamental Change Repurchase Date (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for the proviso in clause (b) of the definition thereof, the 35th Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change) (such period, the “Make-Whole Fundamental Change Period”).

(ii) Upon surrender of shares of Series A-1 Preferred Stock for conversion in connection with a Make-Whole Fundamental Change pursuant to Section 6(a), the Company shall deliver shares of Common Stock, including the Additional Shares, in accordance with Section 6(a), subject to the provisions of Section 6(g).  The Company shall give notice to the Conversion Agent and the Holders of Series A-1 Preferred Stock of the Effective Date of any Make-Whole Fundamental Change announcing such Effective Date no later than five (5) Business Days after such Effective Date.

(iii) The number of Additional Shares, if any, by which the Conversion Rate shall be increased shall be determined by reference to the table below, based on the date on which the Make-Whole Fundamental Change occurs or becomes effective (the “Effective Date”) and the price (the “Stock Price”) paid (or deemed to be paid) per share of the Common Stock in the Make-Whole Fundamental Change.  If the holders of the Common Stock receive in exchange for their Common Stock only cash in a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Stock Price shall be the cash amount paid per share.  Otherwise, the Stock Price shall be the average of the Closing Sale Prices of the Common Stock on the 10 consecutive Trading Days prior to but not including the date on which the Make-Whole Fundamental Change becomes effective. The Board of Directors shall make appropriate adjustments to the Stock Price, in its good faith determination, to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Record Date, Ex-Dividend Date, effective date or expiration date of the event occurs during such ten consecutive Trading Day period.

(iv) The Stock Prices set forth in the column headings of the table below shall be adjusted as of any date on which the Conversion Rate is otherwise adjusted as set forth in Section 6(f).  The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted.  The number of Additional Shares set forth in the table below shall be adjusted in the same manner and at the same time as the Conversion Rate as set forth in Section 6(f).

(v) The following table sets forth the number of Additional Shares of Common Stock by which the Conversion Rate shall be increased per share of Series A-1 Preferred Stock pursuant to this Section 6(i) for each Stock Price and Effective Date set forth below:

	Stock Price
Effective Date	$30.98	$33.00	$36.00	$39.00	$45.00	$54.00	$63.00	$72.00	$84.00	$96.00	$111.00
May 3, 2017	4.5010	4.0771	3.5042	3.0607	2.4354	1.8770	1.5463	1.3275	1.1256	0.9810	0.8471
May 3, 2018	4.5010	3.6505	3.0342	2.5617	1.9151	1.3829	1.1041	0.9366	0.7912	0.6894	0.5955
May 3, 2019	4.5010	3.3823	2.6876	2.1427	1.3915	0.8267	0.5996	0.4964	0.4187	0.3656	0.3161
May 3, 2020	4.5010	3.2885	2.5626	1.9702	1.0270	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

	Stock Price
Effective Date	$30.98	$33.00	$36.00	$39.00	$45.00	$54.00	$63.00	$72.00	$84.00	$96.00	$111.00
May 3, 2021	4.5010	3.1855	2.4470	1.8661	0.9691	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
May 3, 2022	4.5010	2.9937	2.2176	1.6519	0.8410	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
May 3, 2023	4.5010	2.7138	1.7888	1.2238	0.5897	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
May 3, 2024	4.5010	2.5252	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact Stock Price and Effective Date may not be set forth in the table above, in which case:

(A)                               if the Stock Price is between two Stock Prices in the table above or the Effective Date is between two Effective Dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later Effective Dates, as applicable, based on a 365-day or 366-day year, as applicable;

(B)                               if the Stock Price is greater than $111.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (iv) above), no Additional Shares shall be added to the Conversion Rate; and

(C)                               if the Stock Price is less than $30.98 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (iv) above), no Additional Shares shall be added to the Conversion Rate.

Notwithstanding the foregoing or anything else in this Certificate of Designations to the contrary, in no event shall the Conversion Rate per share of Series A-1 Preferred Stock exceed 32.27878 shares of Common Stock, subject to adjustment in the same manner as the Conversion Rate pursuant to Section 6(f), pursuant to Section 6(e)(i)(E) and pursuant to Section 6(e)(ii)(E), and in no event shall the maximum number of shares of Additional Shares of Common Stock issued pursuant to the table above and the maximum number of shares of Common Stock to be delivered in respect of any dividend (or portion thereof) on the Series A Preferred Stock exceed 2,206,520 shares of Common Stock, such number to be adjusted at the same time and in the same manner as the Conversion Rate may be adjusted pursuant to Section 6(f)(i) through (v).

(j) Holder Fundamental Change Repurchase Option.

(i) If a Fundamental Change occurs at any time, each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Series A-1 Preferred Stock, or any whole number of shares thereof, on the date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than 20 Business Days or more than 35 Business Days following the date of the Fundamental Change Company Notice at a repurchase price equal to 100% of the liquidation preference thereof, plus accumulated and unpaid dividends thereon to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), unless the Fundamental Change Repurchase Date falls after a Dividend Record Date but on or prior to the Dividend Payment Date to which such Dividend Record Date relates, in which case the Company shall instead pay the full amount of accumulated and unpaid dividends (if any) payable for the Dividend Period ending on such Dividend Payment Date, reduced on a pro rata basis by the number of days from, and including, such Fundamental Change Repurchase Date to, but excluding, such Dividend Payment Date, to Holders of record as of such Dividend Record Date, and the Fundamental Change Repurchase Price shall not include such amount of accumulated and unpaid dividends (if any) payable for the Dividend Period ending on such Dividend Payment Date.

(ii) Repurchases of shares of Series A-1 Preferred Stock under this Section 6(j) shall be made, at the option of the Holder thereof, upon:

(A)          delivery to the Conversion Agent by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth as the Form of Fundamental Change Repurchase Notice, if the shares of Series A-1 Preferred Stock are Physical Shares, or in compliance with the Depositary’s procedures for surrendering interests in global securities, if the shares of Series A-1 Preferred Stock are Global Shares, in each case, on or before the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date; and

(B)          delivery of the shares of Series A-1 Preferred Stock, if the shares of Series A-1 Preferred Stock are Physical Shares, to the Conversion Agent at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements for transfer) at the Corporate Office of the Conversion Agent, or book-

entry transfer of the shares of Series A-1 Preferred Stock, if the shares of Series A-1 Preferred Stock are Global Shares, in compliance with the procedures of the Depositary, in each case such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor.

The Fundamental Change Repurchase Notice in respect of any shares of Series A-1 Preferred Stock to be repurchased shall state:

(x)           in the case of Physical Shares, the certificate numbers of the shares of Series A-1 Preferred Stock to be delivered for repurchase;

(y)           the number of shares of Series A-1 Preferred Stock to be repurchased, which must be a whole number; and

(z)           that the shares of Series A-1 Preferred Stock are to be repurchased by the Company pursuant to Section 6(j) of this Certificate of Designations;

provided, however, that if the shares of Series A-1 Preferred Stock are Global Shares, the Fundamental Change Repurchase Notice must comply with appropriate Depositary procedures.

(iii) On or before the 20th Business Day after the occurrence of the effective date of a Fundamental Change, the Company shall provide to all Holders of the shares of Series A-1 Preferred Stock and the Conversion Agent a notice (the “Fundamental Change Company Notice”) of the occurrence of the effective date of the Fundamental Change and of the repurchase right at the option of the Holders arising as a result thereof.  Each Fundamental Change Company Notice shall specify:

(A)          the events causing the Fundamental Change;

(B)          the date of the Fundamental Change;

(C)          the last date on which a Holder may exercise the repurchase right pursuant to this Section 6(j);

(D)          the Fundamental Change Repurchase Price;

(E)           the Fundamental Change Repurchase Date;

(F)           the name and address of the Conversion Agent;

(G)          if applicable, the Conversion Rate and any adjustments to the Conversion Rate;

(H)          that the shares of Series A-1 Preferred Stock with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of this Certificate of Designations; and

(I)            the procedures that Holders must follow to require the Company to repurchase their shares of Series A-1 Preferred Stock.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the shares of Series A-1 Preferred Stock pursuant to this Section 6(j).

At the Company’s request, the Conversion Agent shall give such notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Fundamental Change Company Notice shall be prepared by the Company.

(iv) A Fundamental Change Repurchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Corporate Office of the Conversion Agent in accordance with this Section 6(j) at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, specifying:

(A)          the number of shares of Series A-1 Preferred Stock with respect to which such notice of withdrawal is being submitted,

(B)          in the case of Physical Shares, the certificate number(s) of the shares of Series A-1 Preferred Stock in respect of which such notice of withdrawal is being submitted, and

(C)          the number of shares of Series A-1 Preferred Stock that remains subject to the original Fundamental Change Repurchase Notice, which must be a whole number of shares of Series A-1 Preferred Stock;

provided, however, that if the shares of Series A-1 Preferred Stock are Global Shares, the notice must comply with appropriate procedures of the Depositary.

The Conversion Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

(v) The Company will deposit with the Conversion Agent on or prior to 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date an amount of money sufficient to repurchase all of the shares of Series A-1 Preferred Stock to be repurchased at the appropriate Fundamental Change Repurchase Price.  Subject to receipt of funds and/or shares of Series A-1 Preferred Stock by the Conversion Agent, payment for shares of Series A-1 Preferred Stock surrendered for repurchase (and not withdrawn prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date) will be made on the later of (i) the Fundamental Change Repurchase Date (provided the Holder has satisfied the conditions in Section 6(j)(ii)) and (ii) the time of book-entry transfer or the delivery of such shares of Series A-1 Preferred Stock to the Conversion Agent by the Holder thereof in the manner required by Section 6(j)(ii) by mailing checks for the amount payable to the Holders of such shares of Series A-1 Preferred Stock entitled thereto as they shall appear on the stock transfer records of the Company; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.  The Conversion Agent shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Repurchase Price.

(vi) If by 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date, the Conversion Agent holds money sufficient to make payment on all the shares of Series A-1 Preferred Stock that are to be repurchased on such Fundamental Change Repurchase Date, then, with respect to the shares of Series A-1 Preferred Stock that have been properly surrendered for repurchase and have not been validly withdrawn, (i) such shares of Series A-1 Preferred Stock will cease to be outstanding, (ii) dividends will cease to accumulate on such shares of Series A-1 Preferred Stock (whether or not book-entry transfer of the shares of Series A-1 Preferred Stock has been made or the shares of Series A-1 Preferred Stock have been delivered to the Conversion Agent) and (iii) all other rights of the Holders of such shares of Series A-1 Preferred Stock will terminate (other than the right to receive the Fundamental Change Repurchase Price and, if applicable, accumulated and unpaid dividends).

(vii) Upon surrender of a share of Series A-1 Preferred Stock that is to be repurchased in part pursuant to this Section 6(j), the Company shall execute and the Conversion Agent shall countersign and deliver to the Holder a new share of Series A-1 Preferred Stock in an authorized number equal to the unrepurchased number of shares of Series A-1 Preferred Stock surrendered.  Upon surrender for repurchase of an interest in a Global Share pursuant to this Section 6(j), the Conversion Agent shall make a notation on such Global Share as to the reduction in the number of shares of Series A-1 Preferred Stock represented thereby.

(viii) In connection with any repurchase offer pursuant to this Section 6(j), the Company will, if required:

(A)          comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act;

(B)          file a Schedule TO or any other required schedule under the Exchange Act; and

(C)          otherwise comply with all federal and state securities laws in connection with any offer by the Company to repurchase the shares of Series A-1 Preferred Stock;

in each case, so as to permit the rights and obligations under this Section 6(j) to be exercised in the time and in the manner specified herein.

(ix) If the Company fails to pay the Fundamental Change Repurchase Price on the Fundamental Change Repurchase Date in respect of some or all shares of Series A-1 Preferred Stock subject to repurchase, the Dividend Rate shall increase by one percent (1%) per annum and an additional one percent (1%) per annum on each anniversary of such Fundamental Change Repurchase Date during the period that such failure to pay the Fundamental Change Repurchase Price as required by this Section 6(j) is continuing, until the Fundamental Change Repurchase Price is paid in full in respect of all shares of Series A-1 Preferred Stock subject to repurchase; provided that the Dividend Rate shall not increase to more than 6.875% per annum.  If the Company is not legally permitted under the DGCL to repurchase all shares of Series A-1 Preferred Stock that Holders have requested to be repurchased pursuant to this Section 6(j) (the “Required Number of Shares”), the Company shall (x) repurchase, pro rata among the Holders that have requested their shares be repurchased pursuant to this Section 6(j), a number of shares of Series A-1 Preferred Stock with an aggregate Fundamental Change Repurchase Price equal to the amount legally available for the repurchase of shares of Series A-1 Preferred Stock under the DGCL and (y) repurchase any shares of Series A-1 Preferred Stock not repurchased because of the foregoing limitations at the applicable Fundamental Change Repurchase Price as soon as practicable after the Company is legally permitted to repurchase such shares of Series A-1 Preferred Stock under the DGCL. The inability of the Company to repurchase shares of Series A-1 Preferred Stock pursuant to this Section 6(j) in full shall not relieve the Company from its obligation to effect any such required repurchase when, as and if permitted by applicable law.  In connection with any Fundamental Change, the Company shall take all actions to permit the repurchase of the Series A-1 Preferred Stock on the Fundamental Change Repurchase Date that it reasonably believes (upon the advice of outside counsel) is required or permitted under Delaware law to permit any repurchase of all shares of Series A-1 Preferred Stock surrendered for repurchase, including through the revaluation of the Company’s assets to the highest amount permitted by law, and take any other actions that the Board of Directors reasonably determines is necessary and appropriate to allow the Company under the DGCL to make such repurchase in full when due, and the Company shall not take any action that could reasonably be expected to materially impair the Company’s ability to pay the Fundamental Change Repurchase Price when due (such covenants, the “Protective Payment Obligations”).  The Company shall continue to comply with the Protective Payment Obligations until the entire amount of the Fundamental Change Repurchase Price is paid in full.

SECTION 7. No Duty to Refrain, Communicate or Offer.  None of the Initial Purchaser, the Preferred Director or any Affiliate of the Initial Purchaser, or their respective principals, directors, general partners, officers, employees, and agents and representatives acting on their behalf (each an “Identified Person”) shall, to the fullest extent permitted by the DGCL, have any duty to refrain from, directly or indirectly, (i) engaging in the same or similar business activities or lines of business in which the Company or any of its Affiliates has engaged, now engages or proposes to engage or (ii) otherwise competing with the Company or any of its Affiliates, and, to the fullest extent permitted by the DGCL, no Identified Person shall be liable to the Company or its stockholders for breach of any fiduciary duty solely by reason of the fact that such Identified Person engages in any such activities. To the fullest extent permitted by the DGCL, the Company hereby renounces any interest or expectancy in, or right to be offered an opportunity to participate in, any business opportunity or classes or categories of business opportunities that may be a corporate opportunity for an Identified Person and the Company or any of its Affiliates, except for any corporate opportunity which is expressly offered to, or comes to the knowledge of, an Identified Person solely in his or her capacity as a member of the Board of Directors. In the event that any Identified Person acquires knowledge of a potential transaction or matter which may constitute a corporate opportunity (other than through a Preferred Director solely as a result of his or her position on the Board of Directors) for itself or himself outside of his or her capacity as a member of the Board of Directors and the Company or any of its Affiliates, such Identified Person shall, to the fullest extent permitted by the DGCL, have no duty to communicate, present or offer such transaction or other matter or business opportunity to the Company or any of its Affiliates and, to the fullest extent permitted by the DGCL, shall not be liable to the Company or its stockholders for breach of any fiduciary duty or other duty as a stockholder, officer or director of the Company solely by reason of the fact that such Identified Person pursues or acquires such corporate opportunity for itself or himself, offers or directs such corporate opportunity to another Person or does not present such corporate opportunity to the Company or any of its Affiliates, provided that, in each such case, any corporate opportunity which an Identified Person is expressly offered or becomes aware of solely in his or her capacity as a member of the Board of Directors shall belong to the Company.

SECTION 8. Record Holders. The Company, the Conversion Agent and the transfer agent may deem and treat the record holder of any Series A-1 Preferred Stock as the true and lawful owner thereof for all purposes, and none of the Company, the Conversion Agent or the transfer agent shall be affected by any notice to the contrary.

SECTION 9. No Sinking Fund. No sinking fund has been established for the retirement or redemption of Series A-1 Preferred Stock, and the Company is not permitted to redeem the Series A-1 Preferred Stock at any time.

SECTION 10. Exclusion of Other Rights. The Series A-1 Preferred Stock shall not have any preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of repurchase other than as expressly set forth in the Certificate and this Certificate of Designations.

SECTION 11. Headings of Subdivisions. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

SECTION 12. Severability of Provisions. If any preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of repurchase of the Series A-1 Preferred Stock set forth in the Certificate and this Certificate of Designations are invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy (including any of the rights set forth in clause (b) of Section 5 of this Certificate of Designations), all other preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of repurchase of Series A-1 Preferred Stock set forth in the Certificate and this Certificate of Designations which can be given effect without the invalid, unlawful or unenforceable provision thereof shall, nevertheless, remain in full force and effect and no preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of repurchase of the Series A-1 Preferred Stock therein set forth shall be deemed dependent upon any other provision thereof unless so expressed therein.

SECTION 13. Mandatory Repurchase on Maturity Date.  On the Maturity Date, the Company shall repurchase all outstanding shares of Series A-1 Preferred Stock held by each Holder at a purchase price equal to 100% of the liquidation preference of such Holder’s shares of Series A-1 Preferred Stock plus accumulated and unpaid dividends thereon (the “Maturity Repurchase Price”).  If the Company fails to pay the Maturity Repurchase Price on the Maturity Date in respect of some or all outstanding shares of Series A-1 Preferred Stock, the Dividend Rate shall increase by one percent (1%) per annum and an additional one percent (1%) per annum on each anniversary of the Maturity Date during the period that such failure to pay the Maturity Repurchase Price as required by this Section 13 is continuing, until the Maturity Repurchase Price is paid in full in respect of all outstanding shares of Series A-1 Preferred Stock; provided that the Dividend Rate shall not increase to more than 6.875% per annum.  If the Company is not legally permitted under the DGCL to repurchase all outstanding shares of Series A-1 Preferred Stock (the “Maturity Required Number of Shares”) pursuant to this Section 13, the Company shall (x) repurchase, pro rata among all Holders, a number of shares of Series A-1 Preferred Stock with an aggregate Maturity Repurchase Price equal to the amount legally available for the repurchase of shares of Series A-1 Preferred Stock under the DGCL and (y) repurchase any shares of Series A-1 Preferred Stock not repurchased because of the foregoing limitations at the applicable Maturity Repurchase Price as soon as practicable after the Company is legally permitted to repurchase such shares of Series A-1 Preferred Stock under the DGCL. The inability of the Company to repurchase shares of Series A-1 Preferred Stock pursuant to this Section 13 in full shall not relieve the Company from its obligation to effect any such required repurchase when, as and if permitted by applicable law. The Company shall take all actions to permit the repurchase of the Series A-1 Preferred Stock on the Maturity Date that it reasonably believes (upon the advice of outside counsel) is required or permitted under Delaware law to permit any repurchase of all shares of Series A-1 Preferred Stock surrendered for repurchase, including through the revaluation of the Company’s assets to the highest amount permitted by law, and take any other actions that the Board of Directors reasonably determines is necessary and appropriate to allow the Company under the DGCL to make such repurchase in full when due, and the Company shall not take any action that could reasonably be expected to materially impair the Company’s ability to pay the Maturity Repurchase Price (such covenants, the “Maturity Protective Payment Obligations”). The Company shall comply with the Maturity Protective Payment Obligations until the entire amount of the Maturity Repurchase Price is paid in full.

SECTION 14. Rule 144A Information Requirement.  At any time the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company shall, so long as any shares of Series A-1 Preferred Stock or any shares of Common Stock issuable upon conversion thereof, or as a dividend thereon, shall, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide, upon written request, to any Holder, beneficial owner or prospective purchaser of such shares of Series A-1 Preferred Stock or any shares of Common Stock issuable upon conversion of, or as a dividend on, such shares of Series A-1 Preferred Stock, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such shares of Series A-1 Preferred Stock or such shares of Common Stock pursuant to Rule 144A.  The Company shall take such further action as any Holder or beneficial owner of such shares of Series A-1 Preferred Stock or such shares of Common Stock may reasonably request to the extent from time to time required to enable such Holder or beneficial owner to sell such shares of Series A-1 Preferred Stock or such shares of Common Stock in accordance with Rule 144A, as such rule may be amended from time to time.

SECTION 15.  Stock Certificates.

(a) Shares of Series A-1 Preferred Stock shall be represented by stock certificates substantially in the form of the Form of Series A-1 Preferred Stock Certificate. Stock certificates representing shares of the Series A-1 Preferred Stock shall be signed by two authorized officers of the Company, in accordance with the Bylaws and applicable Delaware law, by manual or facsimile signature. A stock certificate representing shares of the Series A-1 Preferred Stock shall not be valid until manually countersigned by an authorized signatory of the transfer agent.  Each stock certificate representing shares of the Series A-1 Preferred Stock shall be dated the date of its countersignature. If any officer of the Company who has signed a stock certificate no longer holds that office at the time the transfer agent countersigns the stock certificate, the stock certificate shall be valid nonetheless.

(b) If Physical Shares are issued, and any of the Series A-1 Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Company shall, at the expense of the Holder, issue, in exchange and in substitution for and upon cancellation of the mutilated Series A-1 Preferred Stock certificate, or in lieu of and substitution for the Series A-1 Preferred Stock certificate lost, stolen or destroyed, a new Series A-1 Preferred Stock certificate of like tenor and representing an equivalent number of shares of Series A-1 Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Series A-1 Preferred Stock certificate and indemnity, if requested, reasonably satisfactory to the Company and the transfer agent.

SECTION 16. Book Entry Form.

(a) In connection with the initial issuance of the Series A-1 Preferred Stock to the Initial Purchaser, such Series A-1 Preferred Stock will be issued in the form of one or more Physical Shares.  Following the end of the Restricted Period (as defined in the Investment Agreement), the Physical Share(s) held by the Initial Purchaser or any transferee in a Permitted Transfer (as defined in the Investment Agreement) shall be exchanged for a Global Share representing a beneficial interest in a like number of shares of Series A-1 Preferred Stock pursuant to, and in accordance with, Section 4.18 of the Investment Agreement.  The aggregate number of shares of Series A-1 Preferred Stock represented by each stock certificate representing Global Shares may from time to time be increased or decreased by a notation by the transfer agent on Schedule I attached to the stock certificate.

(b) Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Certificate of Designations with respect to any Global Shares, and the Depositary shall be treated by the Company, the Conversion Agent, the transfer agent and any agent of the Company or the transfer agent as the absolute owner of the Series A-1 Preferred Stock.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Conversion Agent, the transfer agent or any agent of the Company or the transfer agent from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent

Members, the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any shares of Series A-1 Preferred Stock.  The Holders may grant proxies or otherwise authorize any Person to take any action that a Holder is entitled to take pursuant to the Series A-1 Preferred Stock, this Certificate of Designations or the Certificate.

(c) Transfers of a Global Share shall be limited to transfers of such Global Share in whole, but not in part, to nominees of the Depositary or to a successor of the Depositary or such successor’s nominee.

(d) If The Depository Trust Company is at any time unwilling or unable to continue as Depositary for any Global Shares or The Depository Trust Company ceases to be registered as a “clearing agency” under the Exchange Act, and in either case a successor Depositary is not appointed by the Company within 90 days, the Company shall issue Physical Shares in exchange for any such Global Shares.  In any such case, such Global Shares shall be exchanged in whole for Physical Shares representing an equal number of shares of Series A-1 Preferred Stock.  Such Physical Shares shall be registered in the name or names of the Person or Persons specified by The Depository Trust Company in a written instrument to the transfer agent.

SECTION 17. Transfer Restrictions.

(a)  Every share of Series A-1 Preferred Stock that bears or is required under this Section 17 to bear the legend referenced in Section 17(b) below together with any Common Stock issued upon conversion of, or as a dividend on, the Series A-1 Preferred Stock that is required to bear the legend referenced in Section 17(c) below (collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 17, unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company, and the holder of each such Restricted Security, by such holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer.  As used in this Section 17, the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.

(b) Unless the Company otherwise agrees in writing, until the date (the “Resale Restriction Termination Date”) that is the earlier of (x) if the Holder (in the case of a Physical Share) or the relevant owner of a beneficial interest therein (in the case of a Global Share) is not an Affiliate of the Company and has not been an Affiliate of the Company during the 90 days immediately preceding, the later of (1) the date that is one year after the Initial Issue Date, or such shorter period of time as permitted by Rule 144 or any successor provision thereto, and (2) such later date, if any, as may be required by applicable law, and (y) the date on which the relevant share of Series A-1 Preferred Stock has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or has been sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, any certificate evidencing the Series A-1 Preferred Stock (and all securities issued in exchange therefor or substitution thereof, other than Common Stock, if any, issued upon conversion thereof, or as a dividend thereon, which shall bear the legend referenced in Section 17(c) below) shall bear a legend in substantially the form set forth in the Form of Series A-1 Preferred Stock Certificate. No transfer of any share of Series A-1 Preferred Stock prior to the Resale Restriction Termination Date will be registered by the transfer agent unless the applicable box on the Form of Assignment and Transfer has been checked. Any shares of Series A-1 Preferred Stock (or security issued in exchange or substitution therefor) (i) as to which such restrictions on transfer shall have expired in accordance with their terms, (ii) that has been transferred pursuant to a registration statement that has become effective or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or (iii) that has been sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, may, upon surrender of such shares of Series A-1 Preferred Stock for exchange to the transfer agent, be exchanged for new shares of Series A-1 Preferred Stock, of like tenor and aggregate number, which shall not bear the restrictive legend referenced in this Section 17(b) and shall be assigned an unrestricted CUSIP number. The Company shall be entitled to instruct the custodian for the Depositary in writing to so surrender any Global Share as to which any of the conditions set forth in clause (i) through (iii) of the immediately preceding sentence have been satisfied, and, upon such instruction, the custodian for the Depositary shall so surrender such Global Share for exchange; and any new Global Share so exchanged therefor shall not bear the restrictive legend referenced in this Section 17(b) and shall be assigned an unrestricted CUSIP number.

(c) Unless the Company otherwise agrees in writing, until the Resale Restriction Termination Date, any stock certificate representing Common Stock issued upon conversion of, or as a dividend on, the Series A-1 Preferred Stock shall bear a legend in substantially the same form as the legend referenced in Section 17(b) above (unless such Common Stock has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or such Common Stock has been issued upon conversion of, or as a dividend on, Series A-1 Preferred Stock that has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act). Any such Common Stock (i) as to which such restrictions on transfer shall have expired in accordance with their terms, (ii) that has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or (iii) that has been sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like aggregate number of shares of Common Stock, which shall not bear the restrictive legend referenced in this Section 17(c).

(d) The Series A-1 Preferred Stock is subject to restrictions on transfer set forth in the Investment Agreement.

SECTION 18. Notices.  Any notice or communication delivered or to be delivered to a Holder of Physical Shares shall be mailed to it by first class mail, postage prepaid, at its address as it appears on the stock transfer records of the Company and shall be sufficiently given to it if so mailed within the time prescribed. Any notice or communication delivered or to be delivered to a Holder of Global Shares shall be delivered in accordance with the applicable procedures of the Depositary and shall be sufficiently given to it if so delivered within the time prescribed.

SECTION 19. Definitions.  The following terms shall have the meanings ascribed to them as set forth below when used in this Certificate of Designations:

“Additional Shares” has the meaning set forth in Section 6(i)(i) of this Certificate of Designations.

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly controls or is controlled by or is under common control with such Person.  As used in this definition, “control” (including its correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

“Agent Members” has the meaning set forth in Section 16(b) of this Certificate of Designations.

“Atairos” shall mean Atairos Group, Inc., a Cayman Islands exempted company.

“Beneficially Own”, “Beneficially Owned” or “Beneficial Ownership” has the meaning set forth in Rule 13d-3 of the rules and regulations promulgated under the Exchange Act, as in effect on the date hereof.  For the avoidance of doubt, for purposes of this Certificate of Designations, the Initial Purchaser (or any other Person) shall at all times be deemed to have Beneficial Ownership of shares of Common Stock issuable upon conversion of any shares of Series A-1 Preferred Stock directly or indirectly held by them, irrespective of any terms contained in this Certificate of Designations.

“Board of Directors” has the meaning set forth in the first paragraph of this Certificate of Designations.

“Business Day” means each day, other than a Saturday or a Sunday, which is not a day on which banking institutions in New York, New York are required by law, regulation or executive order to close.

“Bylaws” has the meaning set forth in the first paragraph of this Certificate of Designations.

“Certificate” has the meaning set forth in the first paragraph of this Certificate of Designations.

“Certificate of Designations” means this Certificate of the Powers, Designations, Preferences and Rights.

“close of business” means 5:00 p.m. (New York City time).

“Closing Sale Price” per share of Common Stock (or any other security for which a Closing Sale Price must be determined) on any Trading Day means the closing sale price per share of Common Stock (or such other security, as the case may be) (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. securities exchange on which the Common Stock (or such other security, as the case may be) is listed. If the Common Stock (or such other security, as the case may be) is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Closing Sale Price” will be the last quoted bid price for the Common Stock (or such other security, as the case may be) in the over-the-counter market on the relevant date as reported by the OTC Markets Group Inc. or a similar organization. If the Common Stock (or such other security, as the case may be) is not so quoted, the “Closing Sale Price” will be the average of the mid-point of the last bid and ask prices for the Common Stock (or such other security, as the case may be) on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose. On and after the occurrence of a Reorganization Event, the Closing Sale Price of a unit of Reference Property will be determined in accordance with the above “Closing Sale Price” definition or, if it cannot be so determined, then it will be determined by the Board of Directors (or a committee thereof) in a commercially reasonable manner.

“Common Stock” means the common stock of the Company, par value $0.01 per share, at the date of this Certificate of Designations, subject to Section 6(g).

“Company” has the meaning set forth in the first paragraph of this Certificate of Designations.

“Company Conversion Option” means the Company’s option to convert some or all of the Series A-1 Preferred Stock into that number of shares of Common Stock that are issuable at the then-applicable Conversion Rate as described in Section 6(b) of this Certificate of Designations.

“Conversion Agent” means the transfer agent acting in its capacity as conversion agent for the Series A-1 Preferred Stock or such other Person as the Company may designate from time to time.

“Conversion Date” has the meaning set forth in Section 6(a)(ii) of this Certificate of Designations.

“Conversion Price” per share of Series A-1 Preferred Stock as of any date means the liquidation preference of such share of Series A-1 Preferred Stock, divided by the then applicable Conversion Rate.

“Conversion Rate” means initially 27.77778 shares of Common Stock per $1,000 liquidation preference, subject to adjustment in certain events as set forth in Section 6 of this Certificate of Designations.

“Depositary” means, with respect to each Global Share, The Depository Trust Company, or any successor thereto.

“DGCL” has the meaning set forth in the first paragraph of this Certificate of Designations.

“Dividend Payment Date” means the 1st calendar day of each February, May, August and November, commencing on August 1, 2017.

“Dividend Period” means the respective period commencing on, and including, the 2nd day of February, May, August and November of each year and ending on, and including, the day preceding the first day of the next succeeding Dividend Period (other than the initial Dividend Period, which shall commence on, and include, the

Initial Issue Date and end on, and include, August 1, 2017, and other than the Dividend Period during which any shares of Series A-1 Preferred Stock shall be repurchased pursuant to Section 6(j) or Section 13 of this Certificate of Designations, which shall end on, and include, the day preceding the applicable repurchase date with respect to the shares of Series A-1 Preferred Stock being repurchased).

“Dividend Rate” has the meaning set forth in Section 3 of the Certificate of Designations.

“Dividend Record Date” means each January 15, April 15, July 15, and October 15, or such other applicable record date designated by the Board of Directors (and notified at least five Business Days in advance in writing to all Holders) for the payment of dividends that is not more than 60 or fewer than 10 days prior to the applicable scheduled Dividend Payment Date.

“Effective Date” has the meaning set forth in Section 6(i)(iii) of this Certificate of Designations.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Ex-Dividend Date” means the first date on which the shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of the Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Form of Assignment and Transfer” means the “Form of Assignment and Transfer” attached as Attachment 3 to the Form of Series A-1 Preferred Stock Certificate.

“Form of Fundamental Change Repurchase Notice” means the “Form of Fundamental Change Repurchase Notice” attached as Attachment 2 to the Form of Series A-1 Preferred Stock Certificate.

“Form of Notice of Conversion” means the “Form of Notice of Conversion” attached as Attachment 1 to the Form of Series A-1 Preferred Stock Certificate.

“Form of Series A-1 Preferred Stock Certificate” means the “Form of Series A-1 Preferred Stock Certificate” attached hereto as Exhibit A.

“Fundamental Change” shall mean the occurrence of any of the following:

(a) any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act or any successor provisions) other than the Company, its wholly-owned subsidiaries and the employee benefit plans of the Company and its wholly-owned subsidiaries, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the beneficial owner, directly or indirectly, of more than 50% of the total voting power of the Company’s Common Stock then outstanding;

(b) the consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property or assets (other than any merger solely for the purpose of changing the Company’s jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of common stock of the surviving entity that are listed or quoted on one of The New York Stock Exchange, NASDAQ or The NASDAQ Global Market (or any of their respective successors)); or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its subsidiaries, taken as a whole, to any Person other than one or more of the Company’s wholly owned subsidiaries; provided, however, that a transaction described in clause (B) in which the holders of all classes of the Company’s common equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction vis-a-vis each other shall not constitute a Fundamental Change pursuant to this clause (b);

(c) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or

(d) the Common Stock (or other common equity underlying the Series A-1 Preferred Stock) ceases to be listed or quoted on any of The New York Stock Exchange, NASDAQ or The NASDAQ Global Market (or any of their respective successors);

provided, however, that a transaction or transactions described in clause (a) or clause (b) above shall not constitute a Fundamental Change, if at least 90% of the consideration received or to be received by the common stockholders of the Company, excluding cash payments for fractional shares and cash in respect of dissenters’ appraisal rights, in connection with such transaction or transactions consists of shares of common stock or other common equity (including depositary receipts in respect thereof) that are listed or quoted on any of The New York Stock Exchange, NASDAQ or The NASDAQ Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions the shares of Series A-1 Preferred Stock become convertible into such consideration, excluding cash payments for fractional shares and cash in respect of dissenters’ appraisal rights.  If any transaction in which the Common Stock is replaced by the securities of another Person occurs, following completion of any related Make-Whole Fundamental Change Period (or, in the case of a transaction that would have been a Fundamental Change or a Make-Whole Fundamental Change but for the proviso immediately following clause (d) of the definition thereof, following the effective date of such transaction) references to the Company in this definition shall instead be references to such other Person.

“Fundamental Change Company Notice” has the meaning set forth in Section 6(j)(iii) of this Certificate of Designations.

“Fundamental Change Repurchase Date” has the meaning set forth in Section 6(j)(i) of this Certificate of Designations.

“Fundamental Change Repurchase Notice” has the meaning set forth in Section 6(j)(ii)(A) of this Certificate of Designations.

“Fundamental Change Repurchase Price” has the meaning set forth in Section 6(j)(i) of this Certificate of Designations.

“Global Share” means any shares of Series A-1 Preferred Stock in global form registered in the name of the Depositary or the nominee of the Depositary.

“Holder” as applied to any shares of Series A-1 Preferred Stock means any Person in whose name at the time such shares of Series A-1 Preferred Stock are registered on the stock transfer records of the Company.

“HSR Clearance” has the meaning set forth in Section 5(a) of this Certificate of Designations.

“Identified Person” has the meaning set forth in Section 7 of this Certificate of Designations.

“Initial Issue Date” means May 3, 2017.

“Initial Purchaser” means Orogen Viper LLC.

“Investment Agreement” means the Investment Agreement to be entered into on, and dated as of, May 3, 2017 by and among the Company and the Initial Purchaser relating to the purchase of the Series A Preferred Stock and the Series A-1 Preferred Stock.

“Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change (as defined above and determined after giving effect to any exceptions to or exclusions from such definition, but without regard to the proviso in clause (b) of the definition thereof).

“Make-Whole Fundamental Change Period” has the meaning set forth in Section 6(i)(i) of this Certificate of Designations.

“Mandatory Conversion Date” has the meaning set forth in Section 6(b)(iii) of this Certificate of Designations.

“Market Disruption Event” means, if the Common Stock (or such other security, as the case may be) is listed for trading on NASDAQ or another U.S. national or regional securities exchange, the occurrence or existence during the one-half hour period ending on the scheduled close of trading on any Scheduled Trading Day of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the securities exchange or otherwise) in the Common Stock (or such other security, as the case may be) or in any options, contracts or futures contracts relating to the Common Stock (or such other security, as the case may be).

“Market Value” means the average of the Closing Sale Price per share of the Common Stock (or unit of Reference Property) for the three consecutive Trading Day period ending immediately prior to, but excluding, the date of determination.

“Maturity Date” means May 3, 2024.

“Maturity Protective Payment Obligations” has the meaning set forth in Section 13 of this Certificate of Designations.

“Maturity Repurchase Price” has the meaning set forth in Section 13 of this Certificate of Designations.

“Maturity Required Number of Shares” has the meaning set forth in Section 13 of this Certificate of Designations.

“NASDAQ” means The NASDAQ Global Select Market.

“Notice of Conversion” has the meaning set forth in Section 6(a)(ii) of this Certificate of Designations.

“open of business” means 9:00 a.m. (New York City time).

“Permitted Distributions” means:

(i) dividends payable solely in capital stock of the Company ranking, as to dividends and as to rights upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, junior to the Series A-1 Preferred Stock;

(ii) the conversion into or exchange for other shares of any class or series of capital stock of the Company ranking, as to dividends and as to rights upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, junior to the Series A-1 Preferred Stock;

(iii) repurchases, redemptions or acquisitions of shares of the Common Stock or any other class or series of capital stock of the Company, or the issuance of Common Stock, in connection with any employment contract, equity incentive plan, benefit plan or similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, or in connection with the payment of exercise prices of options or warrants or withholding taxes relating to employee equity awards;

(iv) dividends and distributions with respect to which the Series A-1 Preferred Stock participates, at the same time and upon the same terms as holders of the Common Stock, on an as converted basis with the Common Stock (without Holders having to convert any shares of Series A-1 Preferred Stock);

(v) repurchases, redemptions or acquisitions of warrants or options; and

(vi) repurchases, redemptions or acquisitions of convertible debt securities; and

(vii) open-market purchases at prevailing market prices of shares of Common Stock or capital stock of the Company ranking, as to dividends and as to rights upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, junior to the Series A-1 Preferred Stock, in an amount not in excess of the aggregate of $30.0 million plus, per annum, three percent (3%) of the outstanding capital stock of the Company (as measured as of the beginning of each fiscal year).

“Person” means an individual, corporation, limited liability or unlimited liability company, association, partnership, trust, estate, joint venture, business trust or unincorporated organization, or a government or any agency or political subdivision thereof, or other entity of any kind or nature.

“Physical Share” means permanent certificated shares of Series A-1 Preferred Stock in registered form issued in denominations of one share (corresponding to $1,000 liquidation preference) and integral multiples thereof.

“Preferred Director” has the meaning set forth in Section 5(a)(ii) of the Series A Certificate of Designations.

“Preferred Stock” has the meaning set forth in the first paragraph of this Certificate of Designations.

“Protective Payment Obligations” has the meaning set forth in Section 6(j)(ix) of this Certificate of Designations.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock (or other applicable security) have the right to receive any cash, securities or other property or in which the Common Stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, by statute, by contract or otherwise).

“Reference Property” has the meaning set forth in Section 6(g) hereof.

“Reorganization Event” has the meaning set forth in Section 6(g) hereof.

“Required Number of Shares” has the meaning set forth in Section 6(j)(ix) of this Certificate of Designations.

“Resale Restriction Termination Date” has the meaning set forth in Section 17(b) of this Certificate of Designations.

“Restricted Securities” has the meaning set forth in Section 17(a) of this Certificate of Designations.

“Rule 144” means Rule 144 as promulgated under the Securities Act.

“Rule 144A” means Rule 144A as promulgated under the Securities Act.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading.  If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“Secretary” has the meaning set forth in the first paragraph of this Certificate of Designations.

“Securities Act” means the Securities Act of 1933, as amended.

“Series A Preferred Stock” has the meaning set forth in Section 1 of this Certificate of Designations.

“Series A-1 Preferred Stock” has the meaning set forth in Section 2 of this Certificate of Designations.

“Spin-Off” has the meaning set forth in Section 6(f)(iii) of this Certificate of Designations.

“Stock Price” has the meaning set forth in Section 6(i)(iii) of this Certificate of Designations.

“Trading Day” generally means a day during which (i) for purposes of determining the Closing Sale Price, there is no Market Disruption Event and (ii) trading in securities generally occurs on NASDAQ or, if the Common Stock is not listed on NASDAQ, then on the principal U.S. securities exchange on which the Common Stock is listed or, if the Common Stock is not listed on a U.S. national or regional securities exchange, then on the principal other market on which the Common Stock is then traded or quoted.

“Voting Stock” means, with respect to any Person, the capital stock of such Person that is at the time entitled, without regard to the occurrence of any contingency, to vote in the election of the board of directors, or comparable governing body, of such Person.

AND FURTHER RESOLVED, that the Series A-1 Preferred Stock has been classified and designated by the Board of Directors under the authority contained in the Certificate.

AND FURTHER RESOLVED, that this Certificate of Designations been approved by the Board of Directors in the manner and by the vote required by law.

AND FURTHER RESOLVED, that this Certificate of Designations shall be effective at the time the Secretary accepts this Certificate of Designations for record.

AND FURTHER RESOLVED, that the undersigned Chief Financial Officer of the Company acknowledges this Certificate of Designations to be the corporate act of the Company and, as to all matters or facts required to be verified under oath, the undersigned Chief Financial Officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be executed under seal in its name and on its behalf by its Chief Financial Officer and attested to by its Secretary as of the date first written above.

VIRTUSA CORPORATION

By:	/s/Ranjan Kalia
Name:	Ranjan Kalia
Title:	Chief Financial Officer

ATTEST:

/s/Paul Tutun
Name: Paul Tutun
Title: General Counsel

EXHIBIT A

[FORM OF FACE OF SERIES A-1 PREFERRED STOCK CERTIFICATE]

[INCLUDE FOR GLOBAL SHARES]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR THE TRANSFER AGENT NAMED ON THE FACE OF THIS CERTIFICATE, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE STATEMENT WITH RESPECT TO SHARES.  IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE TRANSFER AGENT NAMED ON THE FACE OF THIS CERTIFICATE SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.]

[INCLUDE FOR RESTRICTED SECURITIES]

[THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF, OR AS A DIVIDEND ON, THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION [HEREOF](1)[OF A BENEFICIAL INTEREST HEREIN](2), THE ACQUIRER:

(1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER [THIS SECURITY](3)[ANY BENEFICIAL INTEREST HEREIN](4) PRIOR TO THE DATE THAT IS THE EARLIER OF (X) IF IT IS NOT AN AFFILIATE OF THE COMPANY AND HAS NOT BEEN AN AFFILIATE OF THE COMPANY DURING THE 90 DAYS IMMEDIATELY PRECEDING, THE LATER OF (I) THE DATE THAT IS ONE YEAR AFTER THE ORIGINAL ISSUE DATE HEREOF, OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO, AND (II) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, AND (Y) THE DATE ON WHICH THIS SECURITY HAS BEEN TRANSFERRED PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME OR BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT AND THAT CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH

(1)  Insert for Physical Share.

(2)  Insert for Global Share.

(3)  Insert for Physical Share.

(4)  Insert for Global Share.

1

TRANSFER OR HAS BEEN SOLD PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SIMILAR PROVISION THEN IN FORCE UNDER THE SECURITIES ACT, EXCEPT:

(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D)  PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRANSFER AGENT RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

THIS SECURITY IS SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN AN INVESTMENT AGREEMENT, DATED MAY 3, 2017 (AS IT MAY BE AMENDED FROM TIME TO TIME), BY AND AMONG THE COMPANY AND CERTAIN OTHER PARTIES THERETO, COPIES OF WHICH ARE PUBLICLY FILED OR ON FILE WITH THE SECRETARY OF THE COMPANY.

2

Certificate Number [ ]	[Initial](5) Number of Shares of Series A-1 Preferred Stock [ ]

CUSIP [      ]
ISIN [      ]

VIRTUSA CORPORATION

3.875% Series A-1 Convertible Preferred Stock
($0.01 par value)
($1,000 liquidation preference per share)

VIRTUSA CORPORATION, a Delaware corporation (the “Company”), hereby certifies that [       ] (the “Holder”), is the registered owner of [       ](6)[the number shown on Schedule I hereto of](7) fully paid and non-assessable shares of the Company’s designated 3.875% Series A Convertible Preferred Stock, with a par value of $0.01 per share and a liquidation preference of $1,000 per share (the “Series A-1 Preferred Stock”). The shares of Series A-1 Preferred Stock are transferable on the books and records of the transfer agent, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Series A-1 Preferred Stock represented hereby are and shall in all respects be subject to the provisions of the Certificate of Designations of the 3.875% Series A-1 Convertible Preferred Stock of Virtusa Corporation dated May 3, 2017 as the same may be amended from time to time (the “Certificate of Designations”). Capitalized terms used herein but not defined shall have the meaning given them in the Certificate of Designations. The Company will provide a copy of the Certificate of Designations to the Holder without charge upon written request to the Company at its principal place of business. In the case of any conflict between this certificate and the Certificate of Designations, the provisions of the Certificate of Designations shall control and govern.

Cumulative dividends on each share of Series A-1 Preferred Stock shall be payable at the applicable rate provided in the Certificate of Designations.

The shares of Series A-1 Preferred Stock shall be convertible in the manner and accordance with the terms set forth in the Certificate of Designations.

The Company shall furnish without charge to each Holder who so requests a summary of the authority of the Board of Directors to determine variations for future series within a class of stock and the designations, limitations, preferences and relative, participating, optional or other special rights of each issued by the Company and the qualifications, limitations or restrictions of such preferences and/or rights.

Upon receipt of this executed certificate, the Holder is bound by the Certificate of Designations and is entitled to the benefits thereunder.

Unless the Company’s transfer agent has properly countersigned, these any benefit under the Certificate of Designations or be valid or obligatory for any purpose.

(5)  Insert for Global Share.

(6)  Insert for Physical Share.

(7)  Insert for Global Share.

3

IN WITNESS WHEREOF, this certificate has been executed on behalf of the Company by two Officers of the Company this [  ] of [      ] [    ].

VIRTUSA CORPORATION

By:
Name:
Title:

By:
Name:
Title:

4

COUNTERSIGNATURE

These are shares of Series A-1 Preferred Stock referred to in the within-mentioned Certificate of Designations.

Dated: [       ], [    ]

Computershare Trust Company, N.A., as Transfer Agent

By:
Name:
Title:

5

Attachment 1

[FORM OF NOTICE OF CONVERSION]

(To be Executed by the Holder
in order to Convert the Series A-1 Preferred Stock)

The undersigned hereby irrevocably elects to convert (the “Conversion”) 3.875% Series A Convertible Preferred Stock (the “Series A-1 Preferred Stock”) of Virtusa Corporation (hereinafter called the “Company”), represented by stock certificate No(s). [      ] (the “Series A-1 Preferred Stock Certificates”), into common stock, par value $0.01 per share, of the Company (the “Common Stock”) according to the conditions of the Certificate of Designations of the Series A-1 Preferred Stock (the “Certificate of Designations”), as of the date written below.  If Common Stock is to be issued in the name of a person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto, if any.  Each Series A-1 Preferred Stock Certificate (or evidence of loss, theft or destruction thereof) is attached hereto.

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Certificate of Designations.

Date of Conversion:

Applicable Conversion Rate:

Shares of Series A-1 Preferred Stock to be Converted:

Shares of Common Stock to be Issued:

Signature:

Name:

Address:**

Fax No.:

*              The Company is not required to issue Common Stock until the original Series A-1 Preferred Stock Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Company or the Conversion Agent.

**           Address where Common Stock and any other payments or certificates shall be sent by the Company.

6

Attachment 2

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

To: Computershare Trust Company, N.A.
250 Royall Street
Canton, MA 02021

The undersigned Holder of these shares of Series A-1 Preferred Stock hereby acknowledges receipt of a notice from Virtusa Corporation (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to pay to the Holder hereof in accordance with Section 6(j) of the Certificate of Designations referred to in these shares (1) 100% of the liquidation preference of the aggregate number of these shares of Series A-1 Preferred Stock (that is a whole number of shares) below designated, and (2) accumulated and unpaid dividends, if any, thereon to, but excluding, such Fundamental Change Repurchase Date (subject to Section 6(j)(i)).  Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Certificate of Designations.

In the case of Physical Shares, the certificate numbers of the shares of Series A-1 Preferred Stock to be repurchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer
Identification Number

Number of shares to be repaid:

NOTICE:  The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Series A-1 Preferred Stock certificate(s) in every particular without alteration or enlargement or any change whatever.

7

Attachment 3

[FORM OF ASSIGNMENT AND TRANSFER]

For value received                              hereby sell(s), assign(s) and transfer(s) unto                   (Please insert social security or Taxpayer Identification Number of assignee) the within shares of Series A-1 Preferred Stock, and hereby irrevocably constitutes and appoints                       attorney to transfer the said shares of Series A-1 Preferred Stock on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the within shares of Series A-1 Preferred Stock occurring prior to the Resale Restriction Termination Date, as defined in the Certificate of Designations governing such shares of Series A-1 Preferred Stock, the undersigned confirms that such shares of Series A-1 Preferred Stock are being transferred:

•              To Virtusa Corporation or a subsidiary thereof; or

•              Pursuant to a registration statement that has become or been declared effective under the Securities Act of 1933, as amended; or

•              Pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

•              Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended, or any other available exemption from the registration requirements of the Securities Act of 1933, as amended.

8

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares of Series A-1 Preferred Stock are to be delivered, other than to and in the name of the registered holder.

NOTICE:  The signature on the assignment must correspond with the name as written upon the face of the Series A-1 Preferred Stock certificate in every particular without alteration or enlargement or any change whatever.

9

Schedule I(8)

Virtusa Corporation

Global Share
3.875% Series A-1 Convertible Preferred Stock

Certificate Number: [  ]

The number of shares of Series A-1 Preferred Stock initially represented by this Global Share shall be [        ].  Thereafter the transfer agent shall note changes in the number of shares of Series A-1 Preferred Stock evidenced by this Global Share in the table set forth below:

Date of Exchange	Amount of Decrease in Number of Shares Represented by this Global Share	Amount of Increase in Number of Shares Represented by this Global Share	Number of Shares Represented by this Global Share following Decrease or Increase	Signature of Authorized Officer of Transfer Agent

(8)  Attach Schedule I only to Global Shares.